Exhibit 99.2

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth below and under “Risk Factors” in (i) our Annual Report on Form 10-K for the year ended December 31, 2021 and (ii) our Quarterly Reports on Form 10-Q for the three months ended March 31, 2022, June 30, 2022 and September 30, 2022 as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, before deciding whether to purchase our securities. The risks and uncertainties we describe below and in the documents mentioned above are not the only ones we face. Additional risks and uncertainties not presently known to us could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Summary of Risk Factors

•	Disc’s limited operating history may make it difficult for you to evaluate the success of Disc’s business to date and to assess Disc’s future viability;

•	Disc has no products approved for commercial sale and has not generated any revenue from product sales;

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Disc has only successfully completed one Phase 1 clinical trial, and may be unable to successfully complete any additional clinical trials for any product candidates it develops. Certain of Disc’s programs are still in preclinical development and may never advance to clinical development;

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Disc’s programs are focused on the development of therapeutics for patients with hematologic diseases, which is a rapidly evolving area of science, and the approach Disc is taking to discover and develop product candidates is novel and may never lead to approved or marketable products;

•	Disc may incur additional costs or experience delays in initiating or completing, or ultimately be unable to complete, the development and commercialization of its product candidates;

•	Disc faces substantial competition, which may result in others discovering, developing, or commercializing products before or more successfully than Disc does;

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Disc relies on third parties to conduct its current clinical trials and expects to continue to rely on third parties. If these third parties do not successfully carry out their contractual duties, comply with regulatory requirements, or meet expected deadlines, Disc may not be able to obtain regulatory approval for or commercialize its product candidates and its business could be substantially harmed;

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If Disc is unable to obtain and maintain patent and other intellectual property protection for its technology and product candidates, its competitors could develop and commercialize technology and drugs similar to Disc’s, and Disc may not be able to compete effectively in its market; and

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Obtaining and maintaining regulatory approval of Disc’s product candidates in one jurisdiction does not mean that it will be successful in obtaining regulatory approval of its product candidates in other jurisdictions.

•	The market price of Disc’s common stock is expected to be volatile, and the market price of the common stock may drop following the merger;

•	Disc may need to raise additional capital in the future, and such funds may not be available on attractive terms, or at all;

•	If the assets subject to the CVR Agreement are not disposed of in a timely manner, Disc may have to incur time and resources to wind down or dispose of such assets;

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Once Disc is no longer an emerging growth company, a smaller reporting company or otherwise no longer qualifies for applicable exemptions, Disc will be subject to additional laws and regulations affecting public companies that will increase Disc’s costs and the demands on management and could harm Disc’s operating results;

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Provisions in Disc’s charter documents and under Delaware law could make an acquisition of Disc more difficult and may discourage any takeover attempts which stockholders may consider favorable, and may lead to entrenchment of management;

•	An active trading market for Disc’s common stock may not develop and its stockholders may not be able to resell their shares of common stock for a profit, if at all;

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After completion of the merger, Disc’s executive officers, directors and principal stockholders will have the ability to control or significantly influence all matters submitted to Disc’s stockholders for approval; and

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Disc will have broad discretion in the use of the cash and cash equivalents of Disc and the proceeds from the Disc pre-closing financing and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Risks Related to Disc

Risks Related to Disc’s Limited Operating History, Financial Position, and Capital Requirements

Disc’s limited operating history may make it difficult for you to evaluate the success of Disc’s business to date and to assess Disc’s future viability.

Disc commenced operations in 2017 and is a clinical-stage biopharmaceutical company with a limited operating history. Biopharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. Since Disc’s inception in October 2017, Disc has devoted substantially all of its efforts to organizing and staffing its company, business planning, capital raising, establishing and maintaining its intellectual property portfolio, building its pipeline of product candidates, conducting drug discovery activities, undertaking preclinical studies, conducting early-stage clinical trials, and providing general and administrative support for these operations. Disc has not yet demonstrated its ability to successfully develop any product candidate, obtain regulatory approvals, manufacture a commercial scale product or arrange for a third party to do so on its behalf, or conduct sales and marketing activities necessary for successful product commercialization. Consequently, any predictions you make about Disc’s future success or viability may not be as accurate as they could be if Disc had a longer operating history or a history of successfully developing and commercializing products.

In addition, as Disc’s business grows, Disc may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors. Disc will need to transition at some point from a company with a research and development focus to a company capable of supporting commercial activities. Disc may not be successful in such a transition.

Disc has incurred significant net losses since its inception and anticipates that it will continue to incur losses for the foreseeable future.

Disc’s net losses were $20.9 million and $36.0 million for the years ended December 31, 2020 and 2021, respectively. Disc had an accumulated deficit of $101.0 million as of September 30, 2022. Substantially all of Disc’s net losses have resulted from costs incurred in connection with Disc’s research and development programs and from general and administrative costs associated with Disc’s operations. Disc expects its research and development expenses to increase significantly in connection with the commencement and continuation of clinical trials of its product candidates. In addition, if Disc obtains regulatory approval for its product candidates, Disc will incur significant sales, marketing and manufacturing expenses. Once Disc is a public company, Disc will incur additional costs associated with operating as a public company. As a result, Disc expects to continue to incur significant and increasing operating losses over the next several years and for the foreseeable future. Because of the numerous risks and uncertainties associated with developing pharmaceutical products, Disc is unable to predict the extent of any future losses or when Disc will become profitable, if at all. Even if Disc does become profitable, Disc may not be able to sustain or increase its profitability on a quarterly or annual basis.

The amount of Disc’s future losses is uncertain and Disc’s quarterly and annual operating results may fluctuate significantly in the future due to a variety of factors, many of which are outside of its control and may be difficult to predict, including the following:

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the timing and success or failure of preclinical studies and clinical trials for its product candidates or competing product candidates, or any other change in the competitive landscape of its industry, including consolidation among its competitors or partners;

•	Disc’s ability to successfully open clinical trial sites and recruit and retain subjects for clinical trials, and any delays caused by difficulties in such efforts;

•	Disc’s ability to obtain regulatory approval for its product candidates, and the timing and scope of any such approvals Disc may receive;

•	the timing and cost of, and level of investment in, research and development activities relating to Disc’s product candidates, which may change from time to time;

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the cost of manufacturing Disc’s product candidates and products, should they receive regulatory approval, which may vary depending on the quantity of production and the terms of its agreements with manufacturers;

•	Disc’s ability to attract, hire and retain qualified personnel;

•	expenditures that Disc will or may incur to develop additional product candidates;

•	the level of demand for Disc’s products should they receive regulatory approval, which may vary significantly;

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the risk/benefit profile, cost and reimbursement policies with respect to Disc’s product candidates, if approved, and existing and potential future therapeutics that compete with Disc’s product candidates;

•	the changing and volatile U.S. and global economic environments, including as a result of the ongoing COVID-19 pandemic; and

•	future accounting pronouncements or changes in Disc’s accounting policies.

The cumulative effects of these factors could result in large fluctuations and unpredictability in Disc’s quarterly and annual operating results. As a result, comparing Disc’s operating results on a period-to-period basis may not be meaningful. This variability and unpredictability could also result in Disc failing to meet the expectations of industry or financial analysts or investors for any period. If Disc’s revenue or operating results fall below the expectations of analysts or investors or below any forecasts Disc may provide to the market, or if the forecasts Disc provides to the market are below the expectations of analysts or investors, the price of Disc’s common stock could decline substantially. Such a stock price decline could occur even if Disc has met any previously publicly stated guidance it may provide.

Disc has no products approved for commercial sale and has not generated any revenue from product sales.

Disc’s ability to become profitable depends upon Disc’s ability to generate revenue. To date, Disc has not generated collaborative revenue from its product candidates and has not generated revenue from product sales, and does not expect to generate any revenue from the sale of products in the near future. Disc does not expect to generate significant revenue unless and until Disc obtains regulatory approval of, and begins to sell, one or more of its product candidates. Disc’s ability to generate revenue depends on a number of factors, including, but not limited to, Disc’s ability to:

•	successfully complete its ongoing and planned preclinical studies for its current and future product candidates;

•	timely file and receive acceptance of its INDs in order to commence its planned clinical trials or future clinical trials;

•	successfully enroll subjects in, and complete, its ongoing and planned clinical trials;

•	initiate and successfully complete all safety and efficacy studies necessary to obtain U.S. and foreign regulatory approval for its product candidates;

•	successfully address the prevalence, duration and severity of potential side effects or other safety issues experienced with its product candidates, if any;

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timely file New Drug Applications, or NDAs, and Biologic License Applications, or BLAs, and receive regulatory approvals for its product candidates from the U.S. Food and Drug Administration, or the FDA, and comparable foreign regulatory authorities;

•	establish and maintain clinical and commercial manufacturing capabilities or make arrangements with third-party manufacturers for clinical supply and commercial manufacturing;

•	obtain and maintain patent and trade secret protection or regulatory exclusivity for its product candidates;

•	launch commercial sales of its products, if and when approved, whether alone or in collaboration with others;

•	obtain and maintain acceptance of the products, if and when approved, by patients, the medical community and third-party payors;

•	position its product candidates to effectively compete with other therapies;

•	obtain and maintain healthcare coverage and adequate reimbursement;

•	enforce and defend intellectual property rights and claims;

•	implement measures to help minimize the risk of COVID-19 to its employees as well as patients and subjects enrolled in its clinical trials; and

•	maintain a continued acceptable safety profile of its products following approval.

If Disc does not achieve one or more of these factors in a timely manner or at all, Disc could experience significant delays or an inability to successfully commercialize its product candidates, which would materially harm its business. If Disc does not receive regulatory approvals for its product candidates, it may not be able to continue its operations.

Even if Disc completes the merger, Disc will need to raise substantial additional funding. If Disc is unable to raise capital when needed or on terms acceptable to Disc, it would be forced to delay, reduce, or eliminate some of its product development programs or commercialization efforts.

The development of pharmaceutical products is capital-intensive. Disc is currently advancing its hematologic disease programs through preclinical and clinical development. Disc expects its expenses to significantly increase in connection with its ongoing activities, particularly as Disc continues the research and development of, initiates and completes clinical trials of, and seeks regulatory approval for, its product candidates. In addition, depending on the status of regulatory approval or, if Disc obtains regulatory approval for any of its product candidates, Disc expects to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. Disc may also need to raise additional funds sooner if Disc chooses to pursue additional indications and/or geographies for its current or future product candidates or otherwise expands more rapidly than presently anticipated. Furthermore, upon the closing of the merger, Disc expects to incur additional costs associated with operating as a public company. Accordingly, even if the merger is consummated, Disc will need to obtain substantial additional funding in connection with its continuing operations. If Disc is unable to raise capital when needed or on attractive terms, Disc would be forced to delay, reduce, or eliminate certain of its research and development programs or future commercialization efforts.

Disc believes that, following the closing of the merger, Disc will have cash and cash equivalents that will enable Disc to fund operating expenses and capital expenditure requirements into 2025. However, Disc has based this estimate on assumptions that may prove to be wrong, and Disc could exhaust its available capital resources sooner than expected. Disc’s future capital requirements will depend on and could increase significantly as a result of many factors, including:

•	the timing and progress of preclinical and clinical development activities;

•	the number and scope of preclinical and clinical programs Disc decides to pursue;

•	Disc’s ability to raise additional funds necessary to complete clinical development of and commercialize its product candidates;

•	Disc’s ability to establish new licensing or collaboration arrangements and the progress of the development efforts of third parties with whom Disc may enter into such arrangements;

•	Disc’s ability to maintain its current research and development programs and to establish new programs;

•	the successful initiation, enrollment and completion of clinical trials with safety, tolerability and efficacy profiles that are satisfactory to the FDA or any comparable foreign regulatory authority;

•	the receipt and related terms of regulatory approvals from applicable regulatory authorities for any product candidates;

•	the availability of raw materials for use in production of its product candidates;

•	establishing agreements with third-party manufacturers for supply of product candidate components for its clinical trials;

•	Disc’s ability to obtain and maintain patents, trade secret protection and regulatory exclusivity, both in the United States and internationally;

•	Disc’s ability to protect its other rights in its intellectual property portfolio;

•	commercializing product candidates, if and when approved, whether alone or in collaboration with others;

•	obtaining and maintaining third-party insurance coverage and adequate reimbursement for any approved products; and

•	the potential additional expenses attributable to adjusting Disc’s development plans (including any supply related matters) to the ongoing COVID-19 pandemic.

Identifying potential product candidates and conducting preclinical development testing and clinical trials is a time-consuming, expensive and uncertain process that takes years to complete, and Disc may never generate the necessary data or results required to obtain regulatory approval and achieve product sales. In addition, Disc’s product candidates, if approved, may not achieve commercial success. Disc’s commercial revenue, if any, will be derived from sales of products that Disc does not expect to be commercially available for many years, if at all. Accordingly, Disc will need to continue to rely on additional financing to achieve its business objectives.

Any additional fundraising efforts may divert Disc’s management from their day-to-day activities, which may adversely affect Disc’s ability to develop and commercialize its product candidates. Disruptions in the financial markets in general and more recently due to the ongoing COVID-19 pandemic may make equity and debt financing more difficult to obtain and may have a material adverse effect on Disc’s ability to meet its fundraising needs. Disc cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to Disc, if at all.

If Disc is unable to obtain funding on a timely basis or on acceptable terms, Disc may be required to significantly curtail, delay or discontinue one or more of its research or development programs or the commercialization of any product that has received regulatory approval or be unable to expand its operations or otherwise capitalize on its business opportunities as desired, which could materially affect its business, financial condition and results of operations.

Raising additional capital may cause dilution to Disc’s stockholders, restrict its operations or require it to relinquish rights to its technologies or product candidates.

Until such time, if ever, as Disc, operating as Disc, can generate substantial product revenue, Disc expects to finance its cash needs through a combination of private and public equity offerings, debt financings, collaborations, strategic alliances and licensing arrangements. Disc does not have any committed external source of funds. The terms of any financing may adversely affect the holdings or the rights of Disc’s stockholders and the issuance of additional securities, whether equity or debt, by Disc, or the possibility of such issuance, may cause the market price of Disc’s shares to decline. To the extent that Disc raises additional capital through the sale of common stock or securities convertible or exchangeable into common stock, your ownership interest will be diluted, and the terms of those securities may include liquidation or other preferences that may materially adversely affect your rights as a common stockholder. Debt financing, if available, would increase Disc’s fixed payment obligations and may involve agreements that include covenants limiting or restricting Disc’s ability to take specific actions, such as incurring additional debt, acquiring, selling or licensing intellectual property rights, and making capital expenditures, declaring dividends or other operating restrictions that could adversely impact Disc’s ability to conduct its business. Disc could also be required to meet certain milestones in connection with debt financing and the failure to achieve such milestones by certain dates may force Disc to relinquish rights to some of its technologies or product candidates or otherwise agree to terms unfavorable to Disc which could have a material adverse effect on Disc’s business, operating results and prospects

Disc also could be required to seek funds through arrangements with collaborators or otherwise at an earlier stage than otherwise would be desirable. If Disc raises funds through collaborations, strategic alliances or licensing arrangements with third parties, Disc may have to relinquish valuable rights to its intellectual property, future revenue streams, research programs or product candidates, grant licenses on terms that may not be favorable to Disc or grant rights to develop and market product candidates that Disc would otherwise prefer to develop and market itself, any of which may have a material adverse effect on Disc’s business, operating results and prospects.

Risks Related to the Discovery and Development of Disc’s Product Candidates

The ongoing COVID-19 pandemic, or a similar pandemic, epidemic, or outbreak of an infectious disease, may materially and adversely affect Disc’s business and financial results and could cause a disruption to the development of Disc’s product candidates.

Public health crises such as pandemics, including the ongoing COVID-19 pandemic, or similar outbreaks could adversely impact Disc’s business. The extent to which the coronavirus impacts Disc’s operations or those of its third-party partners, including its preclinical studies or clinical trial operations, will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, the identification of new variants of the virus, new information that will emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. The global impact of COVID-19 could adversely impact Disc’s preclinical or clinical trial operations, including Disc’s ability to recruit and retain patients and principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19. For example, similar to other biopharmaceutical companies, Disc may experience delays in initiating preclinical studies or clinical trials, protocol deviations, enrolling its clinical trials, or dosing of patients in its clinical trials, activating new trial sites or in receiving supplies for preclinical study or clinical trial operations. For example, Disc previously experienced delays in recruiting trial participants at its clinical site for its Phase 1 clinical trial of DISC-0974, and could in the future experience similar delays in recruiting patients to its clinical trials, including BEACON, a Phase 2 open-label, parallel-dose clinical trial of bitopertin in EPP and XLP patients that is being conducted at sites in Australia, and/or AURORA, a Phase 2, randomized, double-blind, placebo-controlled clinical trial of bitopertin in EPP patients that is being conducted at sites in the United States.

Since the beginning of the COVID-19 pandemic, several vaccines for COVID-19 have received Emergency Use Authorization by the FDA and a number of those later received marketing approval. Additional vaccines may be authorized or approved in the future. The resultant demand for vaccines and potential for manufacturing facilities and materials to be commandeered under the Defense Production Act of 1950, or equivalent foreign legislation, may make it more difficult to obtain materials or manufacturing slots for the products needed for Disc’s clinical trials, which could lead to delays in these trials. COVID-19 may also affect employees of third-party CROs located in affected geographies that Disc relies upon to carry out its clinical trials. Personnel and raw materials have been allocated preferentially to manufacturing of COVID-19 vaccines and therapies, which caused delays to Disc’s Phase 1 clinical trial of DISC-0974. In addition, supply chains for reagents and equipment have similarly been disrupted requiring long lead time and additional expenses to secure necessary supplies for Disc’s clinical trials.

In addition, the patient populations that Disc’s product candidates target may be particularly susceptible to COVID-19, which may make it more difficult for Disc to identify patients able to enroll in its current and future clinical trials and may impact the ability of enrolled patients to complete any such trials. There may also be delays in necessary interactions with regulators, institutional review boards, or IRBs, or ethics committees, and other important agencies and contractors due to limitations in employee resource or forced furlough of government employees. Any negative impact COVID-19 has to patient enrollment or treatment or the supply of Disc’s product candidates could cause costly delays to clinical trial activities, which could adversely affect Disc’s ability to obtain regulatory approval for and to commercialize its product candidates, increase its operating expenses, and have a material adverse effect on its financial results.

Additionally, timely enrollment in planned and ongoing clinical trials is dependent upon clinical trial sites which could be adversely affected by global health matters, such as pandemics. Disc is currently conducting and planning to conduct clinical trials for its product candidates in geographies which are currently being affected by the COVID-19 pandemic. Some factors from the COVID-19 pandemic that will delay or otherwise adversely affect enrollment in the clinical trials of Disc’s product candidates, as well as Disc’s business generally, include:

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the potential diversion of healthcare resources away from the conduct of clinical trials to focus on pandemic concerns, including the attention of physicians serving as Disc’s clinical trial investigators, hospitals serving as Disc’s clinical trial sites and hospital staff supporting the conduct of Disc’s prospective clinical trials;

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limitations on travel that could interrupt key trial and business activities, such as clinical trial site initiations and monitoring, domestic and international travel by employees, contractors or patients to clinical trial sites, including any government-imposed travel restrictions or quarantines that will impact the ability or willingness of patients, employees or contractors to travel to Disc’s clinical trial sites or secure visas or entry permissions, a loss of face-to-face meetings and other interactions with potential partners, any of which could delay or adversely impact the conduct or progress of Disc’s prospective clinical trials;

•	the potential negative affect on the operations of Disc’s third-party manufacturers;

•	interruption in global shipping affecting the transport of clinical trial materials, such as patient samples, investigational drug product and other supplies used in Disc’s clinical trials;

•	business disruptions caused by potential workplace, laboratory and office closures and an increased reliance on employees working from home, disruptions to or delays in ongoing laboratory experiments;

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operations, staffing shortages, travel limitations or mass transit disruptions, any of which could adversely impact Disc’s business operations or delay necessary interactions with local regulators, ethics committees and other important agencies and contractors;

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changes in local regulations as part of a response to the COVID-19 pandemic, which may require Disc to change the ways in which its clinical trials are conducted, which may result in unexpected costs, or to discontinue such clinical trials altogether; and

•	interruption or delays in the operations of the FDA or other regulatory authorities, which may impact review and approval timelines.

Further, as a result of the COVID-19 pandemic, the extent and length of which is uncertain, Disc may be required to develop and implement additional clinical trial policies and procedures designed to help protect trial participants from the COVID-19 virus, which may include using telemedicine visits, remote monitoring of patients and clinical sites, and measures to ensure that data from clinical trials that may be disrupted as a result of the pandemic are collected pursuant to the trial protocol and consistent with Good Clinical Practice, or GCP, requirements, with any material protocol deviation reviewed and approved by the site IRB. Patients who may miss scheduled appointments, any interruption in trial drug supply or other consequence that may result in incomplete data being generated during a trial as a result of the pandemic must be adequately documented and justified.

Disc has also taken temporary precautionary measures intended to help minimize the risk of the virus to its employees, including reduced and optional on-site work hours, allowing employees to work remotely at their discretion, reduced travel for work-related meetings, and requiring all employees to be vaccinated against COVID-19. Disc cannot presently predict the scope and severity of the planned and potential shutdowns or disruptions of businesses and government agencies, such as the Securities and Exchange Commission, or the SEC, or FDA.

These and other factors arising from COVID-19 could worsen. Any of these factors, and other factors related to any such disruptions that are unforeseen, could have a material adverse effect on Disc’s business and results of operation and financial condition. Further, uncertainty around these and related issues could lead to adverse effects on the economy of the United States and other economies, which could impact Disc’s ability to raise the necessary capital needed to develop and commercialize its programs and product candidates.

Disc has only successfully completed one Phase 1 clinical trial, and may be unable to successfully complete any additional clinical trials for any product candidates it develops. Certain of Disc’s programs are still in preclinical development and may never advance to clinical development.

Disc has completed one Phase 1 clinical trial and has not yet demonstrated its continued ability to successfully complete clinical trials, including large-scale, pivotal clinical trials, obtain regulatory approvals, manufacture a commercial scale product, or arrange for a third party to do so on its behalf, or conduct sales and marketing activities necessary for successful commercialization. Disc’s programs are still in preclinical and early clinical development. Disc’s clinical programs may not advance to the next stage of clinical development, and its preclinical programs may never advance to clinical development or through clinical development, as applicable. Disc currently only has two product candidates in clinical development. In July 2022, Disc initiated BEACON, a Phase 2 open-label, parallel-dose clinical trial of bitopertin in EPP and XLP patients that is being conducted at sites in Australia. Separately, Disc has initiated AURORA, a Phase 2, randomized, double-blind, placebo-controlled clinical trial of bitopertin in EPP patients that is being conducted at sites in the United States. Disc completed its Phase 1 clinical trial of DISC-0974 in healthy volunteers. Disc initiated a Phase 1b/2 clinical trial in June 2022 in patients with anemia of MF, and plans to initiate a separate Phase 1b/2 clinical trial by the end of 2022 in patients with anemia of CKD. Disc may not initiate the DISC-0974 Phase 1b/2 clinical trial in patients with anemia of CKD until it has submitted an IND application to the FDA or comparable submissions with equivalent regulatory authorities and received regulatory clearance. Disc may not be able to submit INDs or other regulatory filings for bitopertin or any of its other product candidates on the timelines Disc expects, if at all. For example, Disc may experience manufacturing delays or other delays with IND-enabling studies. Moreover, Disc cannot be sure that submission of regulatory filings with the FDA or other regulatory authorities will result in such regulatory authorities allowing clinical trials to begin on a timely basis or at all, or that, once begun, such trials will be completed on schedule, if at all, or that issues will not arise that require Disc to revise, postpone, suspend or terminate its clinical trials. For example, Disc filed an IND in April 2022 with the FDA to initiate the AURORA Phase 2 trial of bitopertin in EPP patients, but the FDA initially placed the initiation of this trial on clinical hold; Disc received clearance to initiate the study in July 2022 after the study design was finalized with the FDA and initiated the study in October 2022. Commencing each of these clinical trials is subject to finalizing the trial design based on discussions with the FDA and other regulatory authorities. Any guidance Disc receives from the FDA or other regulatory authorities is subject to change. These regulatory authorities could change their position, including on the acceptability of Disc’s trial designs or the clinical endpoints selected, which may require Disc to complete additional clinical trials or result in the composition of stricter approval conditions than currently expected. For a further example, Disc relied on the data package generated by Roche to support its IND submission for bitopertin to initiate its planned Phase 2 clinical trial in patients with EPP, as well as its submission of an application with the Australian Therapeutic Goods Administration (TGA), for a Phase 2 clinical trial in patients with EPP or XLP, and it is possible that the FDA or TGA, as applicable, may require Disc to conduct additional preclinical studies to support a future marketing application of bitopertin. Successful completion of Disc’s clinical trials is a prerequisite to submitting an NDA or a BLA, to the FDA, a Marketing Authorization Application, or MAA, to the European Medicines Agency, or EMA, or other marketing applications to regulatory authorities in other jurisdictions, for each product candidate and, consequently, the regulatory approval of each product candidate.

A single well-controlled clinical trial may not be sufficient for approval. In general, the FDA requires two well-controlled clinical trials to support registration of a new drug or biologic. Exceptions may be made in cases of a severe disease with few treatment options, and in principle this exception may appear applicable to many of the diseases that Disc seeks to treat, such as EPP, XLP, anemia of MF, DBA and others. Nonetheless, the FDA and other regulators may always require additional clinical trials to support regulatory approval.

If Disc is required to conduct additional preclinical studies or clinical trials or other testing of its product candidates beyond those that are currently contemplated, if Disc is unable to successfully complete clinical trials of its product candidates or other testing, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, Disc may:

•	be delayed in obtaining regulatory approval for its product candidates;

•	not obtain regulatory approval at all;

•	obtain regulatory approval for indications or patient populations that are not as broad as intended or desired;

•	continue to be subject to post-marketing testing requirements; or

•	experience having the product removed from the market after obtaining regulatory approval.

Disc’s programs are focused on the development of therapeutics for patients with hematologic diseases, which is a rapidly evolving area of science, and the approach Disc is taking to discover and develop product candidates is novel and may never lead to approved or marketable products.

The discovery and development of therapeutics for patients with hematologic diseases is an emerging field, and the scientific discoveries that form the basis for Disc’s efforts to discover and develop product candidates are relatively new. The scientific evidence to support the feasibility of developing product candidates based on these discoveries is both preliminary and limited. Although Disc believes, based on its preclinical work, that its programs have the potential to provide disease-modifying therapies, clinical results may not confirm this hypothesis or may only confirm it for certain alterations or certain indications. The patient populations for Disc’s product candidates are limited to those with specific hematologic diseases. Disc cannot be certain that the patient populations for each specific disease will be large enough to allow Disc to successfully obtain approval and commercialize its product candidates and achieve profitability.

Clinical product development involves a lengthy and expensive process, with an uncertain outcome.

Disc’s preclinical studies and future and ongoing clinical trials may not be successful. Currently, all of Disc’s programs are in preclinical and early clinical development. It is impossible to predict when or if any of Disc’s product candidates will prove effective and safe in humans or will receive regulatory approval. Before obtaining regulatory approval from regulatory authorities for the sale of any product candidate, Disc must complete preclinical studies and then conduct extensive clinical trials to demonstrate the safety and efficacy of its product candidates or the safety, purity and potency of its biological product candidates in humans. There is no guarantee that Disc’s product candidates will advance in accordance with the timelines Disc anticipates, if at all. Clinical testing is expensive, difficult to design and implement, can take many years to complete and outcomes are uncertain. A failure of one or more clinical trials can occur at any stage of testing. The outcome of preclinical development testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain regulatory approval of their product candidates. Disc’s preclinical studies and future and ongoing clinical trials may not be successful.

Additionally, some of the clinical trials Disc conducts may be open-label in study design and may be conducted at a limited number of clinical sites on a limited number of patients. An “open-label” clinical trial is one where both the patient and investigator know whether the patient is receiving the investigational product candidate or either an existing approved drug or placebo. Most typically, open-label clinical trials test only the investigational product candidate and sometimes may do so at different dose levels. Open-label clinical trials are subject to various limitations that may exaggerate any therapeutic effect as patients in open-label clinical trials are aware when they are receiving treatment. Open-label clinical trials may be subject to a “patient bias” where patients perceive their symptoms to have improved merely due to their awareness of receiving an experimental treatment. In addition, open-label clinical trials may be subject to an “investigator bias” where those assessing and reviewing the physiological outcomes of the clinical trials are aware of which patients have received treatment and may interpret the information of the treated group more favorably given this knowledge. The results from an open-label clinical trial may not be predictive of future clinical trial results when studied in a controlled environment with a placebo or active control.

In May 2021, Disc entered into a License Agreement, or the Roche Agreement with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc., or Roche, pursuant to which, among other things, Roche granted Disc an exclusive and sublicensable (subject to Roche’s consent, except with respect to affiliates) worldwide license under certain of Roche’s patent rights and know-how to develop and commercialize bitopertin. Although bitopertin was originally evaluated by Roche in over 4,000 individuals, Roche did not evaluate bitopertin in EPP or XLP, so the safety data generated from Roche’s clinical trials of bitopertin may not be predictive or indicative of the results of Disc’s clinical trials. Regulatory authorities may also raise questions regarding the transition in the future from Roche-manufactured drug substance to drug substance manufactured by Disc or another party, and Disc may be required to conduct comparability assessments, which could result in delays in development and additional costs.

Because Disc is developing some of its product candidates for the treatment of diseases in which there is little clinical experience and, in some cases, using new endpoints or methodologies, the FDA or other regulatory authorities may not consider the endpoints of Disc’s clinical trials to predict or provide clinically meaningful results.

Many of Disc’s product candidates are designed to treat diseases for which there are few available therapeutic options. For example, there are currently no therapies approved to treat anemia of MF and there is only one approved therapy to treat EPP. As a result, the design and conduct of clinical trials of product candidates for the treatment of these diseases may take longer, be more costly or be less effective as part of the novelty of development in these diseases. In some cases, Disc may use new or novel endpoints or methodologies. The FDA or other regulatory authorities may not consider the endpoints of Disc’s clinical trials to be validated or clinically meaningful and Disc may need to conduct proof-of-concept studies or additional work to refine its endpoints and inform the design of future studies before initiating pivotal studies of its product candidates. Even if applicable regulatory authorities do not object to Disc’s proposed endpoints in an earlier stage clinical trial, such regulatory authorities may require evaluation of additional or different clinical endpoints in later-stage clinical trials.

Even if the FDA does find Disc’s clinical trial success criteria to be sufficiently supported and clinically meaningful at the time, Disc may not achieve the pre-specified endpoint to a degree of statistical significance in any pivotal or other clinical trials it may conduct for its product candidates. Further, even if Disc does achieve the pre-specified criteria, its trials may produce results that are unpredictable or inconsistent with the results of the more traditional efficacy endpoints in the trial. The FDA also could change its view or give overriding weight to other efficacy endpoints over a primary endpoint, even if Disc achieves statistically significant results on that primary endpoint, if for example Disc does not do so on its secondary efficacy endpoints. The FDA also weighs the benefits of a product candidate against its risks and the FDA may view the efficacy results in the context of safety as not being supportive of approval. Other regulatory authorities in Europe and other countries may make similar findings with respect to these endpoints.

Interim, top-line, and preliminary data from Disc’s clinical trials that Disc announces or publishes from time to time may change as more patient data become available and are subject to confirmation, audit, and verification procedures that could result in material changes in the final data.

From time to time, Disc may publicly disclose interim, top-line or preliminary data from its clinical trials, which is based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data. Disc announced top-line results from the Phase 1 DISC-0974 clinical trial in June 2022. Disc also may make assumptions, estimations, calculations and conclusions as part of its analyses of data, and may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the interim, top-line or preliminary results that Disc reports may differ from future results of the same trials, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Interim data from clinical trials are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Interim, top-line and preliminary data also remain subject to audit and verification procedures that may result in the final data being materially different from the interim, top-line or preliminary data Disc previously published. As a result, interim, top-line and preliminary data should be viewed with caution until the final data are available. Adverse differences between interim, top-line or preliminary data and final data could significantly harm Disc’s business prospects and may cause the price of Disc’s common stock to fluctuate or decline.

Further, regulatory agencies and others, may not accept or agree with Disc’s assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could adversely impact the potential of the particular program, the likelihood of obtaining regulatory approval of the particular product candidate, commercialization of any approved product and the business prospects of the company in general. In addition, the information Disc chooses to publicly disclose regarding a particular study or clinical trial is derived from information that is typically extensive, and you or others may not agree with what Disc determines is material or otherwise appropriate information to include in Disc’s disclosure.

If the interim, top-line or preliminary data that Disc reports differs from actual results, or if regulatory authorities or others, disagree with the conclusions reached, Disc’s ability to obtain approval for, and commercialize, its product candidates may be significantly impaired, which could materially harm Disc’s business, operating results, prospects or financial condition.

Disc may incur additional costs or experience delays in initiating or completing, or ultimately be unable to complete, the development and commercialization of its product candidates.

Disc may experience delays in initiating or completing its preclinical studies or clinical trials, including as a result of delays in obtaining, or failure to obtain, the FDA’s authorization to initiate clinical trials under future INDs. Additionally, Disc cannot be certain that preclinical studies or clinical trials for its product candidates will not require redesign, will enroll an adequate number of subjects on time, or will be completed on schedule, if at all. Disc may experience numerous unforeseen events during, or as a result of, preclinical studies and clinical trials that could delay or prevent its ability to receive regulatory authorizations, regulatory approval or commercialize its product candidates, including:

•	Disc may receive feedback from regulatory authorities that requires Disc to modify the design or implementation of its preclinical studies or clinical trials or to delay or terminate a clinical trial;

•	regulators or IRBs or ethics committees may delay or may not authorize Disc or its investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

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Disc may experience delays in reaching, or fail to reach, agreement on acceptable terms with prospective trial sites and prospective clinical research organizations, or CROs, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

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preclinical studies or clinical trials of Disc’s product candidates may fail to show safety or efficacy or otherwise produce negative or inconclusive results, and Disc may decide, or regulators may require Disc, to conduct additional preclinical studies or clinical trials, or Disc may decide to abandon product research or development programs;

•	preclinical studies or clinical trials of Disc’s product candidates may not produce differentiated or clinically significant results across indications;

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the number of patients required for clinical trials of Disc’s product candidates may be larger than anticipated, enrollment in these clinical trials may be slower than anticipated or participants may drop out of these clinical trials or fail to return for post-treatment follow-up at a higher rate than anticipated;

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Disc’s third-party contractors may fail to comply with regulatory requirements, fail to maintain adequate quality controls, be unable to provide Disc with sufficient product supply to conduct or complete preclinical studies or clinical trials, fail to meet their contractual obligations to Disc in a timely manner, or at all, or may deviate from the clinical trial protocol or drop out of the trial, which may require that Disc adds new clinical trial sites or investigators;

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Disc may elect to, or regulators or IRBs or ethics committees may require Disc or its investigators to, suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or a finding that the participants in Disc’s clinical trials are being exposed to unacceptable health risks;

•	the cost of clinical trials of Disc’s product candidates may be greater than anticipated;

•	clinical trials of Disc’s product candidates may be delayed due to complications associated with the ongoing COVID-19 pandemic;

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the supply or quality of Disc’s product candidates or other materials necessary to conduct clinical trials of its product candidates may be insufficient or inadequate, and any transfer of manufacturing activities may require unforeseen manufacturing or formulation changes;

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Disc’s product candidates may have undesirable side effects or other unexpected characteristics, causing Disc, regulators or IRBs or ethics committees to suspend or terminate the trials, or reports may arise from preclinical or clinical testing of other hematologic disease therapies that raise safety or efficacy concerns about Disc’s product candidates;

•	any future collaborators may conduct clinical trials in ways they view as advantageous to them but that are suboptimal for Disc; and

•	regulators may revise the requirements for approving Disc’s product candidates, or such requirements may not be as anticipated.

Disc could encounter delays if a clinical trial is suspended or terminated by Disc, by the IRBs or ethics committees of the institutions at which such trials are being conducted, by the Data Safety Monitoring Board, or DSMB, for such trial or by the FDA or other regulatory authorities. Such authorities may impose such a suspension or termination or clinical hold due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or Disc clinical protocols, adverse findings upon an inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a product, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. For example, Disc filed an IND in April 2022 with the FDA to initiate the AURORA Phase 2 trial of bitopertin in EPP patients, but the FDA initially placed the initiation of this trial on clinical hold; Disc received clearance to initiate the study in July 2022 after the study design was finalized with the FDA and initiated the study in October 2022. Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of Disc’s product candidates. Further, the FDA may disagree with Disc’s clinical trial design or Disc’s interpretation of data from clinical trials or may change the requirements for approval even after it has reviewed and commented on the design for Disc’s clinical trials.

Moreover, principal investigators for Disc’s current and future clinical trials may serve as scientific advisors or consultants to Disc from time to time and receive compensation in connection with such services. Under certain circumstances, Disc may be required to report some of these relationships to the FDA or comparable foreign regulatory authorities. The FDA or comparable foreign regulatory authority may conclude that a financial relationship between Disc and a principal investigator has created a conflict of interest or otherwise affected the interpretation of the trial. The FDA or comparable foreign regulatory authority may therefore question the integrity of the data generated at the applicable clinical trial site, and the utility of the clinical trial itself may be jeopardized. This could result in a delay in approval, or rejection, of Disc’s marketing applications by the FDA or comparable foreign regulatory authority, as the case may be, and may ultimately lead to the denial of regulatory approval of one or more of Disc’s product candidates.

Disc’s product development costs will also increase if Disc experiences delays in testing or regulatory approvals. Disc does not know whether any of its future clinical trials will begin as planned, or whether any of its current or future clinical trials will need to be restructured or will be completed on schedule, if at all. Significant preclinical study or clinical trial delays, including those caused by the ongoing COVID-19 pandemic, also could shorten any periods during which Disc may have the exclusive right to commercialize its product candidates or allow its competitors to bring products to market before Disc does, which would impair Disc’s ability to successfully commercialize its product candidates and may significantly harm its business, operating results, financial condition and prospects.

If Disc experiences delays or difficulties in the enrollment of patients in clinical trials, Disc’s receipt of necessary regulatory approvals could be delayed or prevented.

Disc may not be able to initiate or continue clinical trials for its product candidates if Disc is unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or comparable foreign regulatory authorities, or as needed to provide appropriate statistical power for a given trial. In particular, because Disc is focused on patients with specific rare hematologic diseases for the development of its product candidates, Disc’s ability to enroll eligible patients may be limited or may result in slower enrollment than Disc anticipate.

Disc may experience difficulties with identifying specific patient populations for any defined trial cohorts. The patient eligibility criteria defined in Disc’s trial protocols, may limit the patient populations eligible for Disc’s clinical trials. Disc will also rely on the willingness and ability of clinicians to screen their patients, such as for specific genetic hematologic conditions, to indicate which patients may be eligible for enrollment in Disc’s clinical trials.

In addition, some of Disc’s competitors have ongoing clinical trials for product candidates that are intended to treat the same indications as Disc’s product candidates, and patients who would otherwise be eligible for Disc’s clinical trials may choose instead to enroll in clinical trials of Disc’s competitors’ product candidates. Furthermore, Disc’s ability to enroll patients may be significantly delayed by the ongoing COVID-19 pandemic, and Disc cannot accurately predict the extent and scope of such delays at this point.

Additionally, the process of finding patients may prove costly. Disc also may not be able to identify, recruit or enroll a sufficient number of patients to complete its clinical trials because of the small patient populations with rare hematologic diseases, the perceived risks and benefits of the product candidates under study, the availability and efficacy of competing therapies and clinical trials, the proximity and availability of clinical trial sites for prospective patients, and the patient referral practices of physicians. If patients are unwilling to participate in Disc’s studies for any reason, the timeline for recruiting patients, conducting studies and obtaining regulatory approval of potential products may be delayed.

Patient enrollment may be affected by other factors, including:

•	the severity of the disease under investigation;

•	the efforts to obtain and maintain patient consents and facilitate timely enrollment in clinical trials;

•	the ability to monitor patients adequately during and after treatment;

•	the risk that patients enrolled in clinical trials will drop out of the clinical trials before clinical trial completion;

•	the ability to recruit clinical trial investigators with the appropriate competencies and experience;

•	reporting of the preliminary results of any of Disc’s clinical trials; and

•	factors Disc may not be able to control, including the impacts of the COVID-19 pandemic, that may limit patients, principal investigators or staff or clinical site availability.

Results from early preclinical studies and clinical trials of Disc’s programs and product candidates are not necessarily predictive of the results of later preclinical studies and clinical trials of Disc’s programs and product candidates. If Disc cannot replicate the results from earlier preclinical studies and clinical trials of its programs and product candidates in its later preclinical studies and clinical trials, Disc may be unable to successfully develop, obtain regulatory approval for and commercialize its product candidates.

Any results from early preclinical studies and clinical trials of bitopertin, DISC-0974, DISC-0998 or Disc’s other product candidates or programs may not necessarily be predictive of the results from later preclinical studies and clinical trials. For example, DISC-0974 has undergone testing in healthy volunteers and just begun clinical testing for anemia of MF. DISC-0974 has not yet undergone testing for anemia associated with CKD and therefore there can be no assurance that DISC-0974 will achieve the desired effects in these indications. Similarly, even if Disc is able to complete its planned preclinical studies and clinical trials of its product candidates according to its current development timeline, the results from such preclinical studies and clinical trials of its product candidates may not be replicated in subsequent preclinical studies or clinical trial results.

Many companies in the biopharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials after achieving positive results in early-stage development, and Disc cannot be certain that it will not face similar setbacks. These setbacks have been caused by, among other things, preclinical findings made while clinical trials were underway, or safety or efficacy observations made in preclinical studies and clinical trials, including previously unreported adverse events. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials nonetheless failed to obtain regulatory approval.

Disc’s clinical trials or those of its future collaborators may reveal significant adverse events not seen in prior preclinical studies or clinical trials and may result in a safety profile that could inhibit regulatory approval or market acceptance of any of its product candidates.

Before obtaining regulatory approvals for the commercial sale of any products, Disc must demonstrate through lengthy, complex and expensive preclinical studies and clinical trials that its product candidates are both safe and effective for use in each target indication. Clinical testing is expensive and can take many years to complete, and outcomes are inherently uncertain. Failure can occur at any time during the clinical trial process. Because Disc’s programs and product candidates are in an early stage of development, there is a high risk of failure, and Disc may never succeed in developing marketable products. There is typically an extremely high rate of attrition from the failure of product candidates proceeding through clinical trials. Product candidates in later stages of clinical trials also may fail to show the desired safety and efficacy profile despite having progressed through preclinical studies and initial clinical trials. For example, Roche had previously developed bitopertin as a potential therapy for certain symptoms of schizophrenia and obsessive-compulsive disorder, but discontinued the program for lack of efficacy in those indications after completing over 30 clinical trials in over 4,000 individuals. If the results of Disc’s ongoing or future preclinical studies and clinical trials are inconclusive with respect to the safety and efficacy of Disc’s programs and product candidates, if Disc does not meet the clinical endpoints with statistical and clinically meaningful significance, or if there are safety concerns associated with Disc’s product candidates, Disc may be prevented from, or delayed in, obtaining regulatory approval for such product candidates. In some instances, there can be significant variability in safety or efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols and the rate of dropout among clinical trial participants. Results of Disc’s trials could reveal a high and unacceptable severity and prevalence of side effects. In such an event, Disc’s trials could be suspended or terminated, and the FDA or comparable foreign regulatory authorities could order Disc to cease further development of or deny approval of Disc’s product candidates for any or all targeted indications. Treatment-related side effects could also affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims.

Further, Disc’s product candidates could cause undesirable side effects in clinical trials related to on-target toxicity. If on-target toxicity is observed, or if Disc’s product candidates have characteristics that are unexpected, Disc may need to abandon their development or limit development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. In addition, Disc’s product candidates could cause undesirable side effects that have not yet been observed. For example, bitopertin may demonstrate toxicities in patients with hematologic diseases not previously observed by Roche when it was studied in different indications. Many compounds that initially showed promise in early-stage testing have later been found to cause side effects that prevented further development of the compound. Most product candidates that commence clinical trials are never approved as products, and there can be no assurance that any of Disc’s current or future clinical trials will ultimately be successful or support further clinical development or regulatory approval of any of Disc’s product candidates.

As is the case with many treatments for hematologic and rare diseases, it is likely that there may be side effects associated with the use of Disc’s product candidates. If significant adverse events or other side effects are observed in any of Disc’s current or future clinical trials, Disc may have difficulty recruiting patients to its clinical trials, patients may drop out of its trials, or Disc may be required to abandon the trials or development efforts of one or more product candidates altogether. Disc, the FDA or other applicable regulatory authorities, or an IRB may suspend or terminate clinical trials of a product candidate at any time for various reasons, including a belief that subjects in such trials are being exposed to unacceptable health risks or adverse side effects. Even if the side effects do not preclude the product from obtaining or maintaining regulatory approval, undesirable side effects may inhibit market acceptance of the approved product due to its tolerability versus other therapies. Any of these developments could materially harm Disc’s business, operating results, financial condition and prospects.

Some of Disc’s product candidates modulate pathways for which there are currently no approved or effective therapies, which may result in greater research and development expenses, regulatory issues that could delay or prevent approval, or discovery of unknown or unanticipated adverse effects on safety or efficacy.

Some of Disc’s product candidates modulate pathways for which there are currently no approved or effective therapies, which may result in uncertainty. Disc selects programs for targets based on compelling biological rationale, including evidence of expected biological effects in humans. Disc explores new programs based on extensive preclinical data analysis which sometimes cannot predict efficacy or safety in humans. Regulatory approval of novel product candidates such as Disc’s can be more expensive, riskier and take longer than for other, more well-known or extensively studied pharmaceutical or biopharmaceutical product candidates due to Disc’s and regulatory agencies’ lack of experience with them. The novelty of the mechanism of action of any of Disc’s product candidates may lengthen the regulatory review process, require Disc to conduct additional studies or clinical trials, increase Disc’s development costs, lead to changes in regulatory positions and interpretations, delay or prevent approval and commercialization of Disc’s product candidates or lead to significant post-approval limitations or restrictions. The novel mechanism of action also means that fewer people are trained in or experienced with product candidates of this type, which may make it more difficult to find, hire and retain personnel for research, development and manufacturing positions. If Disc’s product candidates utilize a novel mechanism of action that has not been the subject of extensive study compared to more well-known product candidates, there is also an increased risk that Disc may discover previously unknown or unanticipated adverse effects during its preclinical studies and clinical trials. Disc’s product candidates may achieve lower efficacy in patients than expected. Any such events could adversely impact Disc’s business prospects, operating results and financial condition.

Disc is currently conducting a Phase 2 clinical trial for bitopertin in Australia and may in the future conduct additional clinical trials for its product candidates outside the United States, and the FDA and comparable foreign regulatory authorities may not accept data from such trials.

In July 2022, Disc initiated BEACON, a Phase 2 open-label, parallel-dose clinical trial of bitopertin in EPP and XLP patients that is being conducted at sites in Australia. In addition, Disc may in the future choose to conduct additional clinical trials outside the United States, including in Europe, Australia, or other foreign jurisdictions. The acceptance of trial data from clinical trials conducted outside the United States by the FDA may be subject to certain conditions. In cases where data from clinical trials conducted outside the United States are intended to serve as the sole basis for regulatory approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless (i) the data are applicable to the United States population and United States medical practices, (ii) the trials were performed by clinical investigators of recognized competence and (iii) the data may be considered valid without the need for an on-site inspection by the FDA or, if the FDA considers such an inspection to be necessary, the FDA is able to validate the data through an on-site inspection or other appropriate means. Additionally, the FDA’s clinical trial requirements, including sufficient size of patient populations and statistical powering, must be met. Many foreign regulatory bodies have similar approval requirements. In addition, such foreign trials will be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. There can be no assurance that the FDA or any comparable foreign regulatory authority, including the TGA, will accept data from trials conducted outside of the United States or the applicable jurisdiction. If the FDA or any comparable foreign regulatory authority does not accept such data, it would result in the need for additional trials, which would be costly and time-consuming and delay aspects of Disc’s business plan, and which may result in Disc’s product candidates not receiving regulatory approval or clearance for commercialization in the applicable jurisdiction.

Although Disc intends to explore other therapeutic opportunities in addition to the programs and product candidates that Disc is currently developing, Disc may fail to identify viable new product candidates for clinical development for a number of reasons. If Disc fails to identify additional product candidates, its business could be materially harmed.

Research programs to pursue the development of Disc’s existing and planned product candidates for additional indications and to identify new product candidates and disease targets require substantial technical, financial and human resources whether or not they are ultimately successful. Disc’s research programs may initially show promise in identifying potential indications and/or product candidates, yet fail to yield results for clinical development for a number of reasons, including:

•	the research methodology used may not be successful in identifying potential indications and/or product candidates;

•	potential product candidates may, after further study, be shown to have harmful adverse effects or other characteristics that indicate they are unlikely to be effective products; or

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it may take greater human and financial resources than Disc will possess to identify additional therapeutic opportunities for Disc’s product candidates or to develop suitable potential product candidates through internal research programs, thereby limiting Disc’s ability to develop, diversify and expand its product portfolio.

Because Disc has limited financial and human resources, Disc intends to initially focus on research programs and product candidates for a limited set of indications. As a result, Disc may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential or a greater likelihood of success. Disc’s resource allocation decisions may cause it to fail to capitalize on viable commercial products or profitable market opportunities.

Accordingly, there can be no assurance that Disc will ever be able to identify additional therapeutic opportunities for its product candidates or to develop suitable product candidates through internal research programs, which could materially adversely affect Disc’s future growth and prospects. Disc may focus its efforts and resources on potential product candidates or other potential programs that ultimately prove to be unsuccessful.

If Disc is not able to obtain, or if there are delays in obtaining, required regulatory approvals for Disc’s product candidates, Disc will not be able to commercialize, or will be delayed in commercializing, its product candidates, and its ability to generate revenue will be materially impaired.

Disc’s product candidates and the activities associated with their development and commercialization, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale, distribution, import and export are subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by comparable foreign regulatory authorities. Before Disc can commercialize any of its product candidates, Disc must obtain regulatory approval. Currently, all of Disc’s product candidates are in discovery, preclinical or clinical development, and Disc has not received approval to market any of its product candidates from regulatory authorities in any jurisdiction. It is possible that Disc’s product candidates, including any product candidates Disc may seek to develop in the future, will never obtain regulatory approval. Disc has limited experience in filing and supporting the applications necessary to gain regulatory approvals and relies on third-party CROs and/or regulatory consultants to assist Disc in this process. Securing regulatory approval requires the submission of extensive preclinical and clinical data and supporting information to the various regulatory authorities for each therapeutic indication to establish the product candidate’s safety and efficacy. Securing regulatory approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the relevant regulatory authority. Disc’s product candidates may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude Disc obtaining regulatory approval or prevent or limit commercial use. In addition, regulatory authorities may find fault with Disc’s manufacturing process or facilities or that of third-party contract manufacturers. Disc may also face greater than expected difficulty in manufacturing its product candidates.

The process of obtaining regulatory approvals, both in the United States and abroad, is expensive and often takes many years. If the FDA or a comparable foreign regulatory authority requires that Disc perform additional preclinical studies or clinical trials, approval may be delayed, if obtained at all. The length of such a delay varies substantially based upon a variety of factors, including the type, complexity and novelty of the product candidate involved. Changes in regulatory approval policies during the development period, changes in or enactment of additional statutes or regulations, or changes in regulatory review policies for each submitted NDA, BLA, or equivalent application types, may cause delays in the approval or rejection of an application. The FDA and comparable foreign regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that Disc’s data are insufficient for approval and require additional preclinical, clinical or other studies. Disc’s product candidates could be delayed in receiving, or fail to receive, regulatory approval for many reasons, including the following:

•	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of Disc’s clinical trials;

•	Disc may not be able to enroll a sufficient number of patients in its clinical trials;

•	Disc may be unable to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that a product candidate is safe and effective for its proposed indication;

•	the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval;

•	Disc may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks;

•	the FDA or comparable foreign regulatory authorities may disagree with Disc’s interpretation of data from preclinical studies or clinical trials;

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the data collected from clinical trials of Disc’s product candidates may not be sufficient to support the submission of an NDA, BLA or other submission or to obtain regulatory approval in the United States or elsewhere;

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the FDA or comparable foreign regulatory authorities may find deficiencies with or fail to approve the manufacturing processes or facilities of third-party manufacturers with which Disc contracts for clinical and commercial supplies; and

•	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change such that Disc’s clinical data are insufficient for approval.

Even if Disc were to obtain regulatory approval, regulatory authorities may approve any of Disc’s product candidates for fewer or more limited indications than Disc requests, thereby narrowing the commercial potential of the product candidate. In addition, regulatory authorities may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. Any of the foregoing scenarios could materially harm the commercial prospects for Disc’s product candidates.

If Disc experiences delays in obtaining, or if Disc fails to obtain, approval of its product candidates, the commercial prospects for Disc’s product candidates may be harmed and its ability to generate revenue will be materially impaired.

Risks Related to Commercialization

Disc faces substantial competition, which may result in others discovering, developing, or commercializing products before or more successfully than Disc does.

The development and commercialization of new products in the biopharmaceutical and related industries is highly competitive. Disc competes in the segments of the pharmaceutical, biotechnology, and other related markets that develop therapies in the field of hematologic diseases. There are other companies focusing on developing therapies in the field of hematologic diseases. Disc also competes more broadly across the market for cost-effective and reimbursable treatments. Some of these competitive products and therapies are based on scientific approaches that are the same as or similar to its approach, and others are based on entirely different approaches. These companies include divisions of large pharmaceutical companies and biotechnology companies of various sizes. Disc faces competition with respect to its current product candidates, and will face competition with respect to any product candidates that it may seek to develop or commercialize in the future, from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide. Potential competitors also include academic institutions, government agencies and other public and private research organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization.

Any product candidates that Disc successfully develops and commercializes will compete with currently approved therapies and new therapies that may become available in the future from segments of the pharmaceutical, biotechnology and other related markets. Key product features that would affect its ability to effectively compete with other therapeutics include the efficacy, safety and convenience of its products. Disc believes principal competitive factors to its business include, among other things, its ability to successfully transition research programs into clinical development, ability to raise capital, and the scalability of the platform, pipeline, and business.

Many of the companies that Disc competes against or which Disc may compete against in the future have significantly greater financial resources and expertise in research and development, manufacturing, preclinical and clinical testing, obtaining regulatory approvals and marketing approved products than it does. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of its competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with Disc in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, its programs. If these or other barriers to entry do not remain in place, other companies may be able to more directly or effectively compete with Disc.

Disc’s commercial opportunity could be reduced or eliminated if its competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that Disc or its collaborators may develop. Disc’s competitors also may obtain FDA or other regulatory approval for their products sooner than Disc may obtain approval for its product candidates, which could result in Disc’s competitors establishing a strong market position before Disc or its collaborators are able to enter the market. The key competitive factors affecting the success of all of Disc’s product candidates, if approved, are likely to be their efficacy, safety, convenience, price, level of generic competition and availability of reimbursement from government and other third-party payors.

If the market opportunities for Disc’s programs and product candidates are smaller than Disc estimates or if any regulatory approval that Disc obtains is based on a narrower definition of the patient population, Disc’s revenue and ability to achieve profitability could be materially adversely affected.

The incidence and prevalence for the target patient populations of Disc’s programs and product candidates have not been established with precision. Disc’s lead heme biosynthesis modulation product candidate, bitopertin, is an oral, selective inhibitor of GlyT1. Disc is initially focused on developing bitopertin for the treatment of EPP and XLP, which are both diseases marked by severe photosensitivity and damage to the hepatobiliary system caused by the accumulation of PPIX. In July 2022, Disc initiated BEACON, a Phase 2 open-label, parallel-dose clinical trial of bitopertin in EPP and XLP patients that is being conducted at sites in Australia. Separately, Disc has initiated AURORA, a Phase 2, randomized, double-blind, placebo-controlled clinical trial of bitopertin in EPP patients that is being conducted at sites in the United States. Disc completed its Phase 1 clinical trial of DISC-0974 in healthy volunteers. Disc initiated a Phase 1b/2 clinical trial in June 2022 in the United States in patients with anemia of MF, and plans to initiate a separate Phase 1b/2 clinical trial by the end of 2022 in patients with anemia of CKD. Disc’s projections of both the number of people who have these diseases, as well as the subset of people with these diseases who have the potential to benefit from treatment with its programs and product candidates, are based on its estimates.

The total addressable market opportunity will ultimately depend upon, among other things, the diagnosis criteria included in the final label, the indications for which Disc’s product candidates are approved for sale, acceptance by the medical community and patient access, product pricing and reimbursement. The number of patients with erythropoietic porphyria and anemias of inflammation for which Disc’s product candidates may be approved as treatment may turn out to be lower than expected, patients may not be otherwise amenable to treatment with its products, or new patients may become increasingly difficult to identify or gain access to, all of which would adversely affect its results of operations and its business. Disc may not be successful in its efforts to identify additional product candidates. Due to its limited resources and access to capital, Disc must prioritize development of certain product candidates, which may prove to be the wrong choice and may adversely affect its business.

If its current product candidates or any future product candidates do not achieve broad market acceptance, the revenue that Disc generates from its sales may be limited, and Disc may never become profitable.

Disc has never commercialized a product candidate for any indication. Even if its current product candidates and any future product candidates are approved by the appropriate regulatory authorities for marketing and sale, they may not gain acceptance among physicians, patients, third-party payors, and others in the medical community. If any product candidates for which Disc may obtain regulatory approval do not gain an adequate level of market acceptance, Disc may not generate significant revenue and may not become profitable or may be significantly delayed in achieving profitability. Market acceptance of its current product candidates and any future product candidates by the medical community, patients and third-party payors will depend on a number of factors, some of which are beyond its control. For example, physicians are often reluctant to switch their patients, and patients may be reluctant to switch, from existing therapies even when new and potentially more effective or safer treatments enter the market. If public perception is influenced by claims that the use of heme biosynthesis modulation therapies or hepcidin-targeted agents is unsafe, whether related to its or its competitors’ products, its products may not be accepted by the general public or the medical community. Future adverse events in the hematologic diseases or the biopharmaceutical industry could also result in greater governmental regulation, stricter labeling requirements and potential regulatory delays in the testing or approvals of its product candidates.

In the United States and markets in other countries, patients generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Adequate coverage and reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payors is critical to new product acceptance. Disc’s ability to successfully commercialize its product candidates will depend in part on the extent to which coverage and adequate reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow Disc to establish or maintain pricing sufficient to realize a sufficient return on its investment. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels.

Efforts to educate the medical community and third-party payors on the benefits of its current product candidates and any future product candidates may require significant resources and may not be successful. If its current product candidates or any future product candidates are approved but do not achieve an adequate level of market acceptance, Disc could be prevented from or significantly delayed in achieving profitability. The degree of market acceptance of any of Disc’s current product candidates and any future product candidates will depend on a number of factors, including:

•	the efficacy of its current product candidates and any future product candidates;

•	the prevalence and severity of adverse events associated with its current product candidates and any future product candidates;

•	the clinical indications for which its product candidates are approved and the approved claims that Disc may make for the products;

•
limitations or warnings contained in the product’s FDA-approved labeling or those of comparable foreign regulatory authorities, including potential limitations or warnings for its current product candidates and any future product candidates that may be more restrictive than other competitive products;

•
changes in the standard of care for the targeted indications for its current product candidates and any future product candidates, which could reduce the marketing impact of any claims that Disc could make following FDA approval or approval by comparable foreign regulatory authorities, if obtained;

•	the relative convenience and ease of administration of its current product candidates and any future product candidates;

•	the cost of treatment compared with the economic and clinical benefit of alternative treatments or therapies;

•	the availability of adequate coverage or reimbursement by third-party payors, including government healthcare programs such as Medicare and Medicaid and other healthcare payors;

•	the price concessions required by third-party payors to obtain coverage;

•	the willingness of patients to pay out-of-pocket in the absence of adequate coverage and reimbursement;

•	the extent and strength of Disc’s marketing and distribution of its current product candidates and any future product candidates;

•	the safety, efficacy, and other potential advantages over, and availability of, alternative treatments already used or that may later be approved;

•
distribution and use restrictions imposed by the FDA or comparable foreign regulatory authorities with respect to its current product candidates and any future product candidates or to which Disc agrees as part of a Risk Evaluation and Mitigation Strategy, or REMS, or voluntary risk management plan;

•	the timing of market introduction of its current product candidates and any future product candidates, as well as competitive products;

•	its ability to offer its current product candidates and any future product candidates for sale at competitive prices;

•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

•	the extent and strength of its third-party manufacturer and supplier support;

•	the approval of other new products;

•	adverse publicity about its current product candidates and any future product candidates, or favorable publicity about competitive products; and

•	potential product liability claims.

There is also significant uncertainty related to the insurance coverage and reimbursement of newly approved products and coverage may be more limited than the purposes for which the medicine is approved by the FDA or comparable foreign regulatory authorities. In the United States, the principal decisions about reimbursement for new medicines are typically made by the Centers for Medicare & Medicaid Services, or CMS, an agency within the U.S. Department of Health and Human Services. CMS decides whether and to what extent a new medicine will be covered and reimbursed under Medicare and private payors tend to follow CMS to a substantial degree. Further, due to the COVID-19 pandemic, millions of individuals have lost or will be losing employer-based insurance coverage, which may adversely affect Disc’s ability to commercialize its products. It is unclear what effect, if any, the American Rescue Plan will have on the number of covered individuals.

Disc may not be successful in addressing these or other factors that might affect the market acceptance of its product candidates. Failure to achieve widespread market acceptance of Disc’s product candidates would materially harm its business, financial condition and results of operations.

Even if Disc receives regulatory approval for any of its product candidates, Disc will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense. Additionally, its product candidates, if approved, could be subject to post-market study requirements, marketing and labeling restrictions, and even recall or market withdrawal if unanticipated safety issues are discovered following approval. In addition, Disc may be subject to penalties or other enforcement action if it fails to comply with regulatory requirements.

If the FDA or a comparable foreign regulatory authority approves any of Disc’s product candidates, the manufacturing processes, labeling, packaging, distribution, import, export, adverse event reporting, storage, advertising, promotion, monitoring, and recordkeeping for the product will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, establishment registration and listing, as well as continued compliance with cGMPs and GCPs for any clinical trials that Disc conducts post-approval. Any regulatory approvals that Disc receives for its product candidates may also be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing studies, including Phase 4 clinical trials, and surveillance to monitor the safety and efficacy of the product. The FDA may also require a REMS in order to approve its product candidates, which could entail requirements for a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. For certain commercial prescription drug and biological products, manufacturers and other parties involved in the supply chain must also meet chain of distribution requirements and build electronic, interoperable systems for product tracking and tracing and for notifying the FDA of counterfeit, diverted, stolen and intentionally adulterated products or other products that are otherwise unfit for distribution in the United States. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with its third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

•	restrictions on the marketing or manufacturing of the product, withdrawal of the product from the market, or voluntary or mandatory product recalls;

•	manufacturing delays and supply disruptions where regulatory inspections identify observations of noncompliance requiring remediation;

•	revisions to the labeling, including limitation on approved uses or the addition of additional warnings, contraindications or other safety information, including boxed warnings;

•	imposition of a REMS which may include distribution or use restrictions;

•	requirements to conduct additional post-market clinical trials to assess the safety of the product;

•	clinical trial holds;

•	fines, warning letters or other regulatory enforcement action;

•	refusal by the FDA to approve pending applications or supplements to approved applications filed by Disc or suspension or revocation of approvals;

•	product seizure or detention, or refusal to permit the import or export of products; and

•	injunctions or the imposition of civil or criminal penalties.

The FDA’s and other regulatory authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of its product candidates. If Disc is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if Disc is not able to maintain regulatory compliance, Disc may lose any regulatory approval that it may have obtained, which would adversely affect its business, prospects and ability to achieve or sustain profitability.

Risks Related to Disc’s Reliance on Third Parties

Disc relies on third parties to conduct its Phase 2 clinical trials of bitopertin and Phase 1b/2 clinical trial of Disc-0974 and expects to rely on third parties to conduct other clinical trials for its product candidates, as well as potential investigator-sponsored clinical trials of its product candidates. If these third parties do not successfully carry out their contractual duties, comply with regulatory requirements, or meet expected deadlines, Disc may not be able to obtain regulatory approval for or commercialize its product candidates and its business could be substantially harmed.

Disc does not have the ability to independently conduct clinical trials. Disc relies and expects to continue to rely on medical institutions, clinical investigators, contract laboratories and other third parties, such as CROs, to conduct or otherwise support clinical trials for its product candidates, including its Phase 2 clinical trials of bitopertin, Phase 1b/2 clinical trial of Disc-0974 in patients with anemia of MF, as well as any other product candidates that it develops. Disc may also rely on academic and private non-academic institutions to conduct and sponsor clinical trials relating to its product candidates, as is planned for bitopertin in DBA. Disc will not control the design or conduct of any investigator-sponsored trials, and it is possible that the FDA or non-U.S. regulatory authorities will not view these investigator-sponsored trials as providing adequate support for future clinical trials, whether controlled by Disc or third parties, for any one or more reasons, including elements of the design or execution of the trials or safety concerns or other trial results.

Such arrangements will likely provide Disc certain information rights with respect to the investigator-sponsored trials, including access to and the ability to use and reference the data, including for its own regulatory filings, resulting from the investigator-sponsored trials. However, Disc would not have control over the timing and reporting of the data from investigator-sponsored trials, nor would Disc own the data from the investigator-sponsored trials. If Disc is unable to confirm or replicate the results from the investigator-sponsored trials or if negative results are obtained, Disc would likely be further delayed or prevented from advancing further clinical development of its product candidates. Further, if investigators or institutions breach their obligations with respect to the clinical development of Disc’s product candidates, or if the data proves to be inadequate compared to the first-hand knowledge Disc might have gained had the investigator-sponsored trials been sponsored and conducted by Disc, then Disc’s ability to design and conduct any future clinical trials itself may be adversely affected.

Disc relies and expects to continue to rely heavily on these parties for execution of clinical trials for its product candidates and control only certain aspects of their activities. Nevertheless, Disc is responsible for ensuring that each of its clinical trials is conducted in accordance with the applicable protocol, legal and regulatory requirements and scientific standards, and its reliance on CROs or other third parties will not relieve Disc of its regulatory responsibilities. For any violations of laws and regulations during the conduct of its clinical trials, Disc could be subject to warning letters or enforcement action that may include civil penalties up to and including criminal prosecution.

Disc, its principal investigators and its CROs are required to comply with regulations, including GCPs, for conducting, monitoring, recording and reporting the results of clinical trials to ensure that the data and results are scientifically credible and accurate, and that the trial patients are adequately informed of the potential risks of participating in clinical trials and their rights are protected. These regulations are enforced by the FDA, the Competent Authorities of the Member States of the European Economic Area, or the EEA, and comparable foreign regulatory authorities for any products in clinical development. The FDA enforces GCP regulations through periodic inspections of clinical trial sponsors, principal investigators and trial sites. If Disc, its principal investigators or its CROs fail to comply with applicable GCPs, the clinical data generated in its clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require Disc to perform additional clinical trials before approving its marketing applications. Disc cannot assure you that, upon inspection, the FDA will determine that any of its future clinical trials will comply with GCPs. In addition, Disc’s clinical trials must be conducted with product candidates produced under current Good Manufacturing Practice, or cGMP, regulations. Disc’s failure or the failure of its principal investigators or CROs to comply with these regulations may require Disc to repeat clinical trials, which would delay the regulatory approval process, significantly increase its expenditures and could also subject Disc to enforcement action. Disc also is required to register ongoing clinical trials and post the results of completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within certain timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

Although Disc designed its Phase 1b/2 clinical trial of DISC-0974 and ongoing Phase 2 clinical trials of bitopertin and intends to design the future clinical trials for its product candidates, these trials are or will be conducted by CROs and Disc expects CROs will conduct all of its future clinical trials. As a result, many important aspects of Disc’s development programs, including their conduct and timing, are outside of Disc’s direct control. Disc’s reliance on third parties to conduct future clinical trials also results in less direct control over the management of data developed through clinical trials than would be the case if Disc were relying entirely upon its own staff. Communicating with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities. Outside parties may:

•	have staffing difficulties;

•	fail to comply with contractual obligations;

•	experience regulatory compliance issues;

•	undergo changes in priorities or become financially distressed; or

•	form relationships with other entities, some of which may be Disc’s competitors.

These factors may materially adversely affect the willingness or ability of third parties to conduct Disc’s clinical trials and may subject Disc to unexpected cost increases that are beyond its control. If the principal investigators or CROs do not perform clinical trials in a satisfactory manner, breach their obligations to Disc or fail to comply with regulatory requirements, the development, regulatory approval and commercialization of its product candidates may be delayed, Disc may not be able to obtain regulatory approval and commercialize its product candidates or its development program may be materially and irreversibly harmed. If Disc is unable to rely on clinical data collected by its principal investigators or CROs, Disc could be required to repeat, extend the duration of, or increase the size of any clinical trials it conducts and this could significantly delay commercialization and require significantly greater expenditures.

If any of Disc’s relationships with these third-party principal investigators or CROs terminate, Disc may not be able to enter into arrangements with alternative CROs. If principal investigators or CROs do not successfully carry out their contractual obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to Disc’s clinical protocols, regulatory requirements or for other reasons, any clinical trials such principal investigators or CROs are associated with may be extended, delayed or terminated, and Disc may not be able to obtain regulatory approval for, or successfully commercialize, its product candidates. As a result, Disc believes that its financial results and the commercial prospects for its product candidates in the subject indication would be harmed, its costs could increase and its ability to generate revenue could be delayed.

Disc may enter into collaborations in the future, and it might not realize the anticipated benefits of such collaborations.

Research, development, commercialization and/or strategic collaborations are subject to numerous risks, which include the following:

•
collaborators may have significant control or discretion in determining the efforts and resources that they will apply to a collaboration, and might not commit sufficient efforts and resources or might misapply those efforts and resources;

•
Disc may have limited influence or control over the approaches to research, development and/or commercialization of product candidates in the territories in which its collaboration partners lead research, development and/or commercialization;

•
collaborators might not pursue research, development and/or commercialization of collaboration product candidates or might elect not to continue or renew research, development and/or commercialization programs based on preclinical studies and/or clinical trial results, changes in their strategic focus, availability of funding or other factors, such as a business combination that diverts resources or creates competing priorities;

•
collaborators might delay, provide insufficient resources to, or modify or stop research or clinical development for collaboration product candidates or require a new formulation of a product candidate for clinical testing;

•
collaborators with sales, marketing and distribution rights to one or more product candidates might not commit sufficient resources to sales, marketing and distribution or might otherwise fail to successfully commercialize those product candidates;

•
collaborators might not properly maintain or defend Disc’s intellectual property rights or might use its intellectual property improperly or in a way that jeopardizes its intellectual property or exposes it to potential liability;

•
collaboration activities might result in the collaborator having intellectual property covering Disc’s activities or product candidates, which could limit Disc’s rights or ability to research, develop and/or commercialize its product candidates;

•	collaborators might not be in compliance with laws applicable to their activities under the collaboration, which could impact the collaboration and Disc;

•	disputes might arise between a collaborator and Disc that could cause a delay or termination of the collaboration or result in costly litigation that diverts management attention and resources; and

•	collaborations might be terminated, which could result in a need for additional capital to pursue further research, development and/or commercialization of Disc’s product candidates.

In addition, funding provided by a collaborator might not be sufficient to advance product candidates under the collaboration. If a collaborator terminates a collaboration or a program under a collaboration, including by failing to exercise a license or other option under the collaboration, whether because Disc fails to meet a milestone or otherwise, any potential revenue from the collaboration would be significantly reduced or eliminated. In addition, Disc will likely need to either secure other funding to advance research, development and/or commercialization of the relevant product candidate or abandon that program, the development of the relevant product candidate could be significantly delayed, and Disc’s cash expenditures could increase significantly if it is to continue research, development and/or commercialization of the relevant product candidates.

Any one or more of these risks, if realized, could reduce or eliminate future revenue from product candidates under Disc’s collaborations, and could have a material adverse effect on its business, financial condition, results of operations and/or growth prospects.

Disc may seek to establish collaborations, and, if Disc is not able to establish them on commercially reasonable terms, or at all, Disc may have to alter its development and commercialization plans.

Disc’s product development programs and the potential commercialization of its product candidates will require substantial additional cash to fund expenses. For some of its product candidates, Disc may decide to collaborate with pharmaceutical and biotechnology companies for the development and potential commercialization of those product candidates.

Disc faces significant competition in seeking appropriate collaborators. Whether Disc reaches a definitive agreement for a collaboration will depend, among other things, upon its assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s own evaluation of a potential collaboration. Such factors a potential collaborator will use to evaluate a collaboration may include the design or results of clinical trials, the likelihood of approval by the FDA or comparable foreign regulatory authorities, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing products, the existence of uncertainty with respect to Disc’s ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge and industry and market conditions generally. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with Disc for its product candidate. The terms of any additional collaborations or other arrangements that Disc may establish may not be favorable to it.

Disc is also restricted by Roche’s right of first negotiation under its current license agreement with them and may in the future be restricted under other license or collaboration agreements from entering into future agreements on certain terms with potential collaborators. Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators.

Disc may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If Disc is unable to do so, it may have to curtail the development of the product candidate for which it is seeking to collaborate, reduce or delay its development program or one or more of its other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase its expenditures and undertake development or commercialization activities at its own expense. If Disc elects to increase its expenditures to fund development or commercialization activities on its own, Disc may need to obtain additional capital, which may not be available to it on acceptable terms or at all. If Disc does not have sufficient funds, it may not be able to further develop its product candidates or bring them to market and generate product revenue.

In addition, any future collaborations that Disc enters into may not be successful. The success of Disc’s collaboration arrangements will depend heavily on the efforts and activities of its collaborators. Collaborators generally have significant discretion in determining the efforts and resources that they will apply to these collaborations. Disagreements between parties to a collaboration arrangement regarding clinical development and commercialization matters can lead to delays in the development process or commercializing the applicable product candidate and, in some cases, termination of the collaboration arrangement. These disagreements can be difficult to resolve if neither of the parties has final decision-making authority. Collaborations with pharmaceutical or biotechnology companies and other third parties often are terminated or allowed to expire by the other party. Any such termination or expiration would adversely affect Disc financially and could harm its business reputation.

Disc contracts with third parties for the manufacture of its product candidates for preclinical development and clinical testing, and expects to continue to do so for commercialization. This reliance on third parties increases the risk that Disc will not have sufficient quantities of its product candidates or products or such quantities at an acceptable cost, which could delay, prevent, or impair its development or commercialization efforts.

Disc does not currently own or operate, nor does Disc have any plans to establish in the future, any manufacturing facilities. Although Disc believes it has obtained sufficient material to produce bitopertin tablets to complete its ongoing and planned Phase 2 clinical trials and DISC-0974 vials to complete its ongoing Phase 1b/2 clinical trials, it cannot be sure it has correctly estimated its drug product and API requirements or that such drug product or API will not expire before it wants to use it. While Disc has identified a contract manufacturer to produce its own GMP material, it is in the early stages of manufacturing such material. Disc relies, and expects to continue to rely, on third parties for the manufacture of its product candidates for preclinical development and clinical testing, as well as for the commercial manufacture of its products if any of its product candidates receive regulatory approval. This reliance on third parties increases the risk that Disc will not have sufficient quantities of its product candidates or products or such quantities at an acceptable cost or quality, which could delay, prevent or impair its development or commercialization efforts.

The facilities used by Disc’s contract manufacturers to manufacture its product candidates must be inspected by the FDA pursuant to pre-approval inspections that will be conducted after Disc submits its marketing applications to the FDA. Disc does not control the manufacturing process of, and will be completely dependent on, its contract manufacturers for compliance with cGMPs in connection with the manufacture of its product candidates. If its contract manufacturers cannot successfully manufacture material that conforms to its specifications and the strict regulatory requirements of the FDA or others, they will not be able to pass regulatory inspections and/or maintain regulatory compliance for their manufacturing facilities. In addition, Disc has no control over the ability of its contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or a comparable foreign regulatory authority finds deficiencies with or does not approve these facilities for the manufacture of its product candidates or if it finds deficiencies or withdraws any such approval in the future, Disc may need to find alternative manufacturing facilities, which would significantly impact its ability to develop, obtain regulatory approval for or market its product candidates, if approved.

If any contract development and manufacturing organization, or CDMO, with whom Disc contracts fails to perform its obligations, it may be forced to enter into an agreement with a different CDMO, which it may not be able to do on reasonable terms, if at all. In such scenario, Disc’s clinical trials supply could be delayed significantly as it establishes alternative supply sources. In some cases, the technical skills required to manufacture Disc’s products or product candidates may be unique or proprietary to the original CDMO and Disc may have difficulty, or there may be contractual restrictions prohibiting Disc from, transferring such skills to a back-up or alternate supplier, or Disc may be unable to transfer such skills at all. In addition, if Disc is required to change CDMOs for any reason, it will be required to verify that the new CDMO maintains facilities and procedures that comply with quality standards and with all applicable regulations. Disc will also need to verify, such as through a manufacturing comparability study, that any new manufacturing process will produce its product candidate according to the specifications previously submitted to the FDA or another regulatory authority. The delays associated with the verification of a new CDMO could negatively affect Disc’s ability to develop product candidates or commercialize its products in a timely manner or within budget. In addition, changes in manufacturers often involve changes in manufacturing procedures and processes, which could require that Disc conduct bridging studies between its prior clinical supply used in its clinical trials and that of any new manufacturer. Disc may be unsuccessful in demonstrating the comparability of clinical supplies which could require the conduct of additional clinical trials.

Further, Disc’s failure, or the failure of its third party manufacturers, to comply with applicable regulations could result in sanctions being imposed on it, including clinical holds, fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or products, if approved, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect Disc’s business and supplies of its product candidates.

Disc may be unable to establish any additional agreements with third-party manufacturers or do so on acceptable terms. Reliance on third-party manufacturers entails additional risks, including:

•	reliance on the third party for regulatory compliance and quality assurance;

•	the possible breach of the manufacturing agreement by the third party;

•	the possible misappropriation of Disc’s proprietary information, including its trade secrets and know-how; and

•	the possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for Disc.

Disc’s product candidates and any products that it may develop may compete with other product candidates and approved products for access to manufacturing facilities. There are a limited number of manufacturers that operate under cGMP regulations and that might be capable of manufacturing for Disc.

Any performance failure on the part of Disc’s existing or future manufacturers could delay clinical development or regulatory approval. If Disc’s current contract manufacturers cannot perform as agreed, it may be required to replace such manufacturers. Disc may incur added costs and delays in identifying and qualifying any such replacement.

Disc’s current and anticipated future dependence upon others for the manufacture of its product candidates or products may adversely affect its future profit margins and its ability to commercialize any products that receive regulatory approval on a timely and competitive basis.

The third parties upon whom Disc relies for the supply of the active pharmaceutical ingredients used in its product candidates are its sole sources of supply, and the loss of any of these suppliers could significantly harm its business.

The active pharmaceutical ingredients, or API, used in certain of Disc’s product candidates are supplied to it from single-source suppliers. Disc’s ability to successfully develop its product candidates, and to ultimately supply its commercial products in quantities sufficient to meet the market demand, depends in part on its ability to obtain the API for these products in accordance with regulatory requirements and in sufficient quantities for clinical testing and commercialization. Disc does not currently have arrangements in place for a redundant or second-source supply of any such API in the event any of its current suppliers of such API cease their operations for any reason. Disc is also unable to predict how changing global economic conditions or potential global health concerns such as the COVID-19 pandemic will affect its third-party suppliers and manufacturers. Any negative impact of such matters on its third-party suppliers and manufacturers may also have an adverse impact on its results of operations or financial condition.

For all of Disc’s product candidates, it intends to identify and qualify additional manufacturers to provide such API prior to submission of an NDA to the FDA and/or an MAA to the EMA. Disc is not certain, however, that its single-source suppliers will be able to meet its demand for their products, either because of the nature of its agreements with those suppliers, its limited experience with those suppliers or its relative importance as a customer to those suppliers. It may be difficult for Disc to assess their ability to timely meet its demand in the future based on past performance. While Disc’s suppliers have generally met its demand for their products on a timely basis in the past, they may subordinate its needs in the future to their other customers.

Establishing additional or replacement suppliers for the API used in Disc’s product candidates, if required, may not be accomplished quickly. If Disc is able to find a replacement supplier, such replacement supplier would need to be qualified and may require additional regulatory inspection or approval, which could result in further delay. While Disc seeks to maintain adequate inventory of the API used in its product candidates, any interruption or delay in the supply of components or materials, or its inability to obtain such API from alternate sources at acceptable prices in a timely manner could impede, delay, limit or prevent its development efforts, which could harm its business, results of operations, financial condition and prospects.

The manufacture of biologics is complex and Disc’s third-party manufacturers may encounter difficulties in production. If any of Disc’s third-party manufacturers encounter such difficulties, its ability to provide supply of product candidates for clinical trials or products for patients, if approved, could be delayed or prevented.

DISC-0974 and DISC-0998 are monoclonal antibodies. Manufacturing biologics, like monoclonal antibodies, especially in large quantities, is often complex and may require the use of innovative technologies to handle living cells. Each lot of an approved biologic must undergo thorough testing for identity, strength, quality, purity and potency. Manufacturing biologics requires facilities specifically designed for and validated for this purpose, and sophisticated quality assurance and quality control procedures are necessary. Slight deviations anywhere in the manufacturing process, including filling, labeling, packaging, storage and shipping and quality control and testing, may result in lot failures, product recalls or spoilage. When changes are made to the manufacturing process, Disc may be required to provide preclinical and clinical data showing the comparable identity, strength, quality, purity or potency of the products before and after such changes. If microbial, viral or other contaminations are discovered at the facilities of Disc’s manufacturers, such facilities may need to be closed for an extended period of time to investigate and remedy the contamination, which could delay clinical trials and adversely harm Disc’s business.

In addition, there are risks associated with large scale manufacturing for clinical trials or commercial scale including, among others, cost overruns, potential problems with process scale-up, process reproducibility, stability issues, compliance with good manufacturing practices, lot consistency and timely availability of raw materials. Even if Disc obtains regulatory approval for any of its current product candidates or any future product candidates, there is no assurance that its manufacturers will be able to manufacture the approved product to specifications acceptable to the FDA or other comparable foreign regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential commercial launch of the product or to meet potential future demand. If Disc’s manufacturers are unable to produce sufficient quantities for clinical trials or for commercialization, its development and commercialization efforts would be impaired, which would have an adverse effect on its business, financial condition, results of operations and growth prospects.

Risks Related to Disc’s Intellectual Property

If Disc is unable to obtain and maintain patent and other intellectual property protection for its technology and product candidates, or if the scope of the intellectual property protection obtained is not sufficiently broad, its competitors could develop and commercialize technology and drugs similar or identical to Disc’s, and its ability to successfully commercialize its technology and drugs may be impaired, and Disc may not be able to compete effectively in its market.

Disc’s commercial success depends in part on its ability to obtain and maintain proprietary or intellectual property protection in the U.S. and other countries for its current or future product candidates, including its current lead product candidates, bitopertin and DISC-0974, and its other current or future programs, including DISC-0998 and its Mat-2 program, as well as for their respective compositions, formulations, methods used to manufacture them, and methods of treatment, in addition to successfully defending these patents against third-party challenges. Disc seeks to protect its proprietary and intellectual property position by, among other methods, filing patent applications in the U.S. and abroad related to its proprietary technology, inventions, and improvements that are important to the development and implementation of its business. Disc’s ability to stop unauthorized third parties from making, using, selling, offering to sell, or importing its product candidates is dependent upon the extent to which Disc has rights under valid and enforceable patents or trade secrets that cover these activities. Disc also relies on trade secrets, know-how and continuing technological innovation to develop and maintain its proprietary and intellectual property position.

Disc has in-licensed, and may in the future in-license, a portion of its intellectual property, and, if it fails to comply with its obligations under these license arrangements, Disc could lose such intellectual property rights or owe damages to the licensor of such intellectual property. In particular, Disc has exclusively licensed intellectual property rights from Roche to develop and commercialize bitopertin, including certain back-up compounds and derivatives, for all prophylactic and therapeutic uses. The Roche license covers know-how, and certain specified Roche patent rights, including a composition of matter patent for bitopertin that expires in 2025. Disc also has exclusively licensed intellectual property rights from AbbVie Deutschland GmbH & Co. KG, or AbbVie, to develop and commercialize DISC-0974 and DISC-0998. The AbbVie license covers know-how, and certain specified AbbVie patent rights, including composition of matter and methods of use patents and patent applications for DISC-0974 and DISC-0998.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. The degree of patent protection Disc requires to successfully commercialize its current or future product candidates may be unavailable or severely limited in some cases and may not adequately protect its rights or permit it to gain or keep any competitive advantage. Disc cannot provide any assurances that any of its patents have, or that any of its pending patent applications that mature into issued patents will include, claims with a scope sufficient to protect bitopertin, DISC-0974 or Disc’s other current or future product candidates. In addition, if the breadth or strength of protection provided by Disc’s patent applications or any patents Disc may own or in-license is threatened, it could dissuade companies from collaborating with Disc to license, develop or commercialize current or future product candidates.

In addition, the laws of foreign countries may not protect Disc’s rights to the same extent as the laws of the U.S. For example, in jurisdictions outside the U.S., a license may not be enforceable unless all the owners of the intellectual property agree or consent to the license. Accordingly, any actual or purported co-owner of Disc’s patent rights could seek monetary or equitable relief requiring Disc to pay it compensation for, or refrain from, exploiting these patents due to such co-ownership. Furthermore, patents have a limited lifespan. In the U.S., and most other jurisdictions in which Disc has undertaken patent filings, the natural expiration of a patent is generally twenty years after it is filed, assuming all maintenance fees are paid. Various extensions may be available, on a jurisdiction-by-jurisdiction basis; however, the life of a patent, and thus the protection it affords, is limited. Additionally, Disc’s product candidates may or may not be eligible for such extensions or Disc may not be able to obtain such protections due to procedural or other reasons. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, patents Disc may own or in-license may not provide it with adequate and continuing patent protection sufficient to exclude others from commercializing drugs similar or identical to Disc’s current or future product candidates, including generic versions of such drugs.

Other parties have developed technologies that may be related or competitive to Disc’s own, and such parties may have filed or may file patent applications, or may have received or may receive patents, claiming inventions that may overlap or conflict with those claimed in Disc’s own patent applications or issued patents, with respect to either the same compounds, methods, formulations or other subject matter, in either case that Disc may rely upon to dominate its patent position in the market. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the U.S. and other jurisdictions are typically not published until at least 18 months after the earliest priority date of the patent filing, or, in some cases, not at all. Therefore, Disc cannot know with certainty whether it was the first to make the inventions claimed in patents it may own or in-license patents or pending patent applications, or that it was the first to file for patent protection of such inventions. As a result, the issuance, scope, validity, enforceability and commercial value of Disc’s patent rights cannot be predicted with any certainty.

In addition, the patent prosecution process is expensive and time-consuming, and Disc may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Further, with respect to certain pending patent applications covering Disc’s current or future product candidates, prosecution has yet to commence. Patent prosecution is a lengthy process, during which the scope of the claims initially submitted for examination by the relevant patent office(s) may be significantly narrowed by the time they issue, if they ever do. It is also possible that Disc will fail to identify patentable aspects of its research and development output before it is too late to obtain patent protection. Prosecution could require that claim scope narrow such that a clinical or product candidate or program is not adequately protected by the patent. Moreover, in some circumstances, Disc may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology that it licenses from or to third parties. Therefore, these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of Disc’s business.

Even if Disc acquires patent protection that it expects should enable it to establish and/or maintain a competitive advantage, third parties may challenge the validity, enforceability or scope thereof, which may result in such patents being narrowed, invalidated or held unenforceable. The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and Disc’s patents may be challenged in the courts or patent offices in the U.S. and abroad. Disc may become involved in post-grant proceedings such as opposition, derivation, reexamination, inter partes review, post-grant review, invalidation, or interference proceedings challenging its patent rights or the patent rights of others from whom it may in the future obtain licenses to such rights, in the U.S. Patent and Trademark Office, or USPTO, the European Patent Office, or EPO, or in other countries. In addition, Disc may be subject to a third-party submission to the USPTO, the EPO, or elsewhere, that may reduce the scope or preclude the granting of claims from its pending patent applications. Competitors may allege that they invented the inventions claimed in Disc’s issued patents or patent applications prior to Disc, or may file patent applications before Disc does. Competitors may also claim that Disc is infringing their patents and that it therefore cannot practice its technology as claimed under its patents or patent applications. Competitors may also contest Disc’s patents by claiming to an administrative patent authority or judge that the invention was not patent-eligible, was not original, was not novel, was obvious, and/or lacked inventive step, and/or that the patent application filing failed to meet relevant requirements relating to description, basis, enablement, clarity, and/or support; in litigation, a competitor could claim that Disc’s patents, if issued, are not valid or are unenforceable for a number of reasons. If a court or administrative patent authority agrees, Disc would lose its protection of those challenged patents.

In addition, Disc may in the future be subject to claims by its former employees or consultants asserting an ownership right in its patents or patent applications, as a result of the work they performed on its behalf. Although Disc generally requires all of its employees, consultants and advisors and any other third parties who have access to its proprietary know-how, information or technology to assign or grant similar rights to their inventions to it, Disc cannot be certain that it has executed such agreements with all parties who may have contributed to its intellectual property, nor can Disc be certain that its agreements with such parties will be upheld in the face of a potential challenge, or that they will not be breached, for which Disc may not have an adequate remedy.

An adverse determination in any such submission or proceeding may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit Disc’s ability to stop others from using or commercializing similar or identical technology and drugs, without payment to it, or could limit the duration of the patent protection covering its technology and current or future product candidates. Such challenges may also result in Disc’s inability to manufacture or commercialize its current or future product candidates without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by Disc’s patents and patent applications is threatened, it could dissuade companies from collaborating with it to license, develop or commercialize current or future product candidates.

Even if they are unchallenged, Disc’s issued patents and its pending patent applications, if issued, may not provide Disc with any meaningful protection or prevent competitors from designing around its patent claims to circumvent patents Disc may own or in-license by developing similar or alternative technologies or products in a non-infringing manner. For example, a third-party may develop a competitive product that provides benefits similar to one or more of Disc’s current or future product candidates but that has a different composition that falls outside the scope of its patent protection. If the patent protection provided by the patents and patent applications Disc holds or pursues with respect to its current or future product candidates is not sufficiently broad to impede such competition, its ability to successfully commercialize its current or future product candidates could be negatively affected, which would harm its business.

Furthermore, even if Disc is able to issue patents with claims of valuable scope in one or more jurisdictions, it may not be able to secure such claims in all relevant jurisdictions, or in a sufficient number to meaningfully reduce competition. Disc’s competitors may be able to develop and commercialize their products, including products identical to its, in any jurisdiction in which Disc is unable to obtain, maintain, or enforce such patent claims. Furthermore, generic manufacturers may develop, seek approval for and launch generic versions of Disc’s products, and may challenge the scope, validity or enforceability of its patents, requiring Disc to engage in complex, lengthy and costly litigation or other proceedings.

Disc also intends to rely on regulatory exclusivity for protection of its product candidates, if approved for commercial sale. Implementation and enforcement of regulatory exclusivity, which may consist of regulatory data protection and market protection, varies widely from country to country. Failure to qualify for regulatory exclusivity, or failure to obtain or to maintain the extent or duration of such protections that Disc expects for its product candidates, if approved, could affect its decision on whether to market the products in a particular country or countries or could otherwise have an adverse impact on its revenue or results of operations.

Obtaining and maintaining its patent protection depends on compliance with various procedural, document submission, deadlines, fee payment and other requirements imposed by governmental patent agencies, and its patent protection could be reduced or eliminated if Disc fails to comply with these requirements. Disc may miss a filing deadline for patent protection on these inventions.

The USPTO and foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process and after issuance of any patent. In addition, periodic maintenance fees, renewal fees, annuity fees and/or various other government fees are required to be paid periodically. While an inadvertent lapse can, in some cases, be cured by payment of a late fee, or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, Disc’s competitors might be able to enter the market with similar or identical products or platforms, which could have a material adverse effect on its business prospects and financial condition.

If Disc’s trademarks and trade names for its products or company name are not adequately protected in one or more countries where it intends to market its products, Disc may delay the launch of product brand names, use different trademarks or tradenames in different countries, or face other potentially adverse consequences to building its product brand recognition.

Disc’s trademarks or trade names may be challenged, infringed, diluted, circumvented or declared generic or determined to be infringing on other marks. Disc intends to rely on both registration and common law protection for its trademarks. Disc may not be able to protect its rights to these trademarks and trade names or may be forced to stop using these names, which it needs for name recognition by potential partners or customers in its markets of interest. During the trademark registration process, Disc may receive Office Actions from the USPTO or from comparable agencies in foreign jurisdictions objecting to the registration of its trademark. Although Disc would be given an opportunity to respond to those objections, it may be unable to overcome such rejections. In addition, in the USPTO and in comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and/or to seek the cancellation of registered trademarks. Opposition or cancellation proceedings may be filed against Disc’s trademark applications or registrations, and its trademark applications or registrations may not survive such proceedings. If Disc is unable to obtain a registered trademark or establish name recognition based on its trademarks and trade names, it may not be able to compete effectively and its business may be adversely affected.

If Disc is unable to adequately protect and enforce its trade secrets, its business and competitive position would be harmed.

In addition to the protection afforded by patents Disc may own or in-license, it seeks to rely on trade secret protection, confidentiality agreements, and license agreements to protect proprietary know-how that may not be patentable, processes for which patents are difficult to enforce and any other elements of its product discovery and development processes that involve proprietary know-how, information, or technology that may not be covered by patents. Although Disc requires all of its employees, consultants, advisors, and any third parties who have access to its proprietary know-how, information, or technology to enter into confidentiality agreements, trade secrets can be difficult to protect and it has limited control over the protection of trade secrets used by its collaborators and suppliers. Disc cannot be certain that it has or will obtain these agreements in all circumstances and it cannot guarantee that it has entered into such agreements with each party that may have or have had access to its trade secrets or proprietary information.

Moreover, any of these parties might breach the agreements and intentionally or inadvertently disclose its trade secret information and Disc may not be able to obtain adequate remedies for such breaches. In addition, competitors may otherwise gain access to Disc’s trade secrets or independently develop substantially equivalent information and techniques. Furthermore, the laws of some foreign countries do not protect proprietary rights and trade secrets to the same extent or in the same manner as the laws of the U.S. As a result, Disc may encounter significant problems in protecting and defending its intellectual property both in the U.S. and abroad. If Disc is unable to prevent unauthorized material disclosure of its intellectual property to third parties, it will not be able to establish or maintain a competitive advantage in its market, which could materially adversely affect its business, financial condition, results of operations and future prospects.

Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. If Disc chooses to go to court to stop a third party from using any of its trade secrets, it may incur substantial costs. These lawsuits may consume Disc’s time and other resources even if it is successful. Although Disc takes steps to protect its proprietary information and trade secrets, including through contractual means with its employees and consultants, third parties may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to its trade secrets or disclose its technology. If any of Disc’s trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, it would have no right to prevent them from using that technology or information to compete with it.

Thus, Disc may not be able to meaningfully protect its trade secrets. It is Disc’s policy to require its employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with it. These agreements provide that all confidential information concerning its business or financial affairs developed or made known to the individual or entity during the course of the party’s relationship with Disc is to be kept confidential and not disclosed to third parties except in specific circumstances. In addition, Disc takes other appropriate precautions, such as physical and technological security measures, to guard against misappropriation of its proprietary technology by third parties. In the case of employees, the agreements provide that all inventions conceived by the individual, and which are related to Disc’s current or planned business or research and development or made during normal working hours, on its premises or using its equipment or proprietary information, are Disc’s exclusive property. Although Disc requires all of its employees to assign their inventions to it, it may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that Disc regards as its own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be ineffective or breached, and Disc may be forced to bring claims against third parties, or defend claims that they may bring against it, to determine the ownership of what Disc regards as its intellectual property. Such claims could have a material adverse effect on Disc’s business, financial condition, results of operations, and prospects.

Disc may initiate, become a defendant in, or otherwise become party to lawsuits to protect or enforce its intellectual property rights, which could be expensive, time-consuming, and unsuccessful.

Competitors may infringe any patents Disc may own or in-license. In addition, any patents Disc may own or in-license also may become involved in inventorship, priority, validity or unenforceability disputes. To counter infringement or unauthorized use, Disc may be required to file infringement claims, which can be expensive and time-consuming. Disc may not prevail in any lawsuits that it initiates, and the damages or other remedies awarded, if any, may not be commercially meaningful. In addition, in an infringement proceeding, a court may decide that one or more of any patents Disc may own or in-license is not valid or is unenforceable or that the other party’s use of its technology that may be patented falls under the safe harbor to patent infringement under 35 U.S.C. § 271(e)(1). There is also the risk that, even if the validity of these patents is upheld, the court may refuse to stop the other party from using the technology at issue on the grounds that any patents Disc may own or in-license do not cover the technology in question or that such third-party’s activities do not infringe its patent applications or any patents it may own or in-license. An adverse result in any litigation or defense proceedings could put one or more of any patents Disc may own or in-license at risk of being invalidated, held unenforceable, or interpreted narrowly and could put its patent applications at risk of not issuing. Such litigation or proceedings could substantially increase Disc’s operating losses and reduce the resources available for development activities or any future sales, marketing, patient support or distribution activities. Disc may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of Disc’s competitors may be able to sustain the costs of such litigation or proceedings more effectively than Disc can because of its greater financial resources and more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on Disc’s ability to compete in the marketplace.

Post-grant proceedings provoked by third parties or brought by or before the USPTO or other patent granting authority may be necessary to determine the validity or priority of inventions with respect to Disc’s patent applications or any patents Disc may own or in-license. These proceedings are expensive and an unfavorable outcome could result in a loss of Disc’s current patent rights and could require Disc to cease using the related technology or to attempt to license rights to it from the prevailing party. Disc’s business could be harmed if the prevailing party does not offer it a license on commercially reasonable terms. In addition to potential USPTO post-grant proceedings, Disc may become a party to patent opposition proceedings in the EPO, or similar proceedings in other foreign patent offices or courts where its patents may be challenged. The costs of these proceedings could be substantial, and may result in a loss of scope of some claims or a loss of the entire patent. An unfavorable result in a post-grant challenge proceeding may result in the loss of Disc’s right to exclude others from practicing one or more of its inventions in the relevant country or jurisdiction, which could have a material adverse effect on its business. Litigation or post-grant proceedings within patent offices may result in a decision adverse to Disc’s interests and, even if Disc is successful, may result in substantial costs and distract its management and other employees. Disc may not be able to prevent, misappropriation of its trade secrets or confidential information, particularly in countries where the laws may not protect those rights as fully as in the U.S.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Disc’s confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of Disc’s common stock.

Disc may not be able to detect infringement against any patents it may own or in-license. Even if it detects infringement by a third party of any patents it may own or in-license, it may choose not to pursue litigation against or settlement with the third party. If Disc later sues such third-party for patent infringement, the third-party may have certain legal defenses available to it, which otherwise would not be available except for the delay between when the infringement was first detected and when the suit was brought. Such legal defenses may make it impossible for Disc to enforce any patents it may own or in-license against such third party.

Intellectual property litigation and administrative patent office patent validity challenges in one or more countries could cause Disc to spend substantial resources and distract its personnel from their normal responsibilities.

Even if resolved in Disc’s favor, litigation or other legal proceedings relating to intellectual property claims may cause Disc to incur significant expenses, and could distract its technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of Disc’s common stock. Such litigation or proceedings could substantially increase its operating losses and reduce the resources available for development activities or any future sales, marketing, patient support or distribution activities. Disc may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. As noted above, some of Disc’s competitors may be able to sustain the costs of such litigation or proceedings more effectively than Disc can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise Disc’s ability to compete in the marketplace, including compromising its ability to raise the funds necessary to continue its clinical trials, continue its research programs, license necessary technology from third parties, or enter into development collaborations that would help it commercialize its current or future product candidates, if approved. Any of the foregoing events would harm Disc’s business, financial condition, results of operations and prospects.

Disc may be subject to damages or settlement costs resulting from claims that it or its employees have violated the intellectual property rights of third parties, or are in breach of its agreements. Disc may be accused of, allege or otherwise become party to lawsuits or disputes alleging wrongful disclosure of third-party confidential information by it or by another party, including current or former employees, contractors or consultants. In addition to diverting attention and resources to such disputes, such disputes could adversely impact Disc’s business reputation and/or protection of its proprietary technology.

The intellectual property landscape relevant to Disc’s product candidates and programs is crowded, and third parties may initiate legal proceedings alleging that Disc is infringing, misappropriating or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of its business. Disc’s commercial success depends upon its ability to develop, manufacture, market and sell its current and future product candidates and use its proprietary technologies without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the biotechnology and pharmaceutical industries, as well as administrative proceedings for challenging patents, including derivation, interference, reexamination, inter partes review and post grant review proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions. Disc or any of its current or future licensors or strategic partners may be party to, exposed to, or threatened with, future adversarial proceedings or litigation by third parties having patent or other intellectual property rights alleging that its current or future product candidates and/or proprietary technologies infringe, misappropriate or otherwise violate their intellectual property rights. Disc cannot assure you that its current or future product candidates and other technologies that it has developed, are developing or may develop in the future do not or will not infringe, misappropriate or otherwise violate existing or future patents or other valid intellectual property rights owned by third parties. For example, many of Disc’s employees were previously employed at other biotechnology or pharmaceutical companies. Although Disc tries to ensure that its employees, consultants and advisors do not use the proprietary information or know-how of others in their work for it, it may be subject to claims that it or these individuals have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual’s former employer. Disc may also be subject to claims that patents and applications it has filed to protect inventions of its employees, consultants and advisors, even those related to one or more of its current or future product candidates, are rightfully owned by their former or concurrent employer. Litigation may be necessary to defend against these claims.

While certain activities related to development and clinical testing of Disc’s current or future product candidates may be subject to safe harbor of patent infringement, such as under 35 U.S.C. §271(e)(1), upon receiving regulatory approval for such candidates Disc or any of its current or future licensors or strategic partners may immediately become party to, exposed to, or threatened with, future adversarial proceedings or litigation by third parties having patent or other intellectual property rights alleging that such product candidates infringe, misappropriate or otherwise violate their intellectual property rights. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which Disc is developing its current or future product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that Disc’s current or future product candidates may give rise to claims of infringement of the patent rights of others. Moreover, it is not always clear to industry participants, including Disc, which patents cover various types of drugs, products or their methods of use or manufacture. Thus, because of the large number of patents issued and patent applications filed in Disc’s fields, there may be a risk that third parties may allege they have patent rights encompassing its current or future product candidates, technologies or methods.

If a third party claims that Disc infringes, misappropriates or otherwise violates its intellectual property rights, it may face a number of issues, including, but not limited to:

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infringement, misappropriation and other intellectual property claims which, regardless of merit, may be expensive and time-consuming to litigate and may divert Disc’s management’s attention from its core business and may impact its reputation;

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substantial damages for infringement, misappropriation or other violations, which Disc may have to pay if a court decides that the product candidate or technology at issue infringes, misappropriates or violates the third party’s rights, and, if the court finds that the infringement was willful, Disc could be ordered to pay treble damages and the patent owner’s attorneys’ fees;

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a court prohibiting Disc from developing, manufacturing, marketing or selling its current product candidates, including bitopertin and DISC-0974, or future product candidates, or from using its proprietary technologies, unless the third-party licenses its product rights to it, which it is not required to do, on commercially reasonable terms or at all;

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if a license is available from a third party, Disc may have to pay substantial royalties, upfront fees and other amounts, and/or grant cross-licenses to intellectual property rights for its products, or the license to it may be non-exclusive, which would permit third parties to use the same intellectual property to compete with it;

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redesigning Disc’s current or future product candidates or processes so they do not infringe, misappropriate or violate third-party intellectual property rights, which may not be possible or may require substantial monetary expenditures and time; and

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there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and, if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of Disc’s common stock.

Some of Disc’s competitors may be able to sustain the costs of complex patent litigation more effectively than Disc can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on Disc’s ability to raise the funds necessary to continue its operations or could otherwise have a material adverse effect on its business, results of operations, financial condition and prospects. The occurrence of any of the foregoing could have a material adverse effect on Disc’s business, financial condition, results of operations or prospects

Disc may choose to challenge the patentability of claims in a third party’s U.S. patent by requesting that the USPTO review the patent claims in an ex-parte re-exam, inter partes review or post-grant review proceedings. These proceedings are expensive and may consume Disc’s time or other resources. Disc may choose to challenge a third party’s patent in patent opposition proceedings in the EPO, or other foreign patent office. The costs of these opposition proceedings could be substantial, and may consume Disc’s time or other resources. If Disc fails to obtain a favorable result at the USPTO, EPO or other patent office then it may be exposed to litigation by a third party alleging that the patent may be infringed by its current or future product candidates or proprietary technologies.

Third parties may assert that Disc is employing their proprietary technology without authorization. Patents issued in the U.S. by law enjoy a presumption of validity that can be rebutted in U.S. courts only with evidence that is “clear and convincing,” a heightened standard of proof. There may be issued third-party patents of which Disc is currently unaware with claims to compositions, formulations, methods of manufacture or methods for treatment related to the use or manufacture of its current or future product candidates. Patent applications can take many years to issue. In addition, because some patent applications in the U.S. may be maintained in secrecy until the patents are issued, patent applications in the U.S. and many foreign jurisdictions are typically not published until 18 months after their earliest priority filing date, and publications in the scientific literature often lag behind actual discoveries, Disc cannot be certain that others have not filed patent applications covering its current or future product candidates or technology. If any such patent applications issue as patents, and if such patents have priority over Disc’s patent applications or patents it may own or in-license, Disc may be required to obtain rights to such patents owned by third parties which may not be available on commercially reasonable terms or at all, or may only be available on a non-exclusive basis. There may be currently pending third-party patent applications which may later result in issued patents that Disc’s current or future product candidates may infringe. It is also possible that patents owned by third parties of which Disc is aware, but which Disc does not believe are relevant to its current or future product candidates or other technologies, could be found to be infringed by its current or future product candidates or other technologies. In addition, third parties may obtain patents in the future and claim that use of Disc’s technologies infringes upon these patents. Moreover, Disc may fail to identify relevant patents or incorrectly conclude that a patent is invalid, not enforceable, exhausted, or not infringed by its activities. If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of Disc’ current or future product candidates, molecules used in or formed during the manufacturing process, or any final product itself, the holders of any such patents may be able to block Disc’ ability to commercialize the product candidate unless it obtained a license under the applicable patents, or until such patents expire or they are finally determined to be held invalid or unenforceable. Similarly, if any third-party patent were held by a court of competent jurisdiction to cover aspects of Disc’s formulations, processes for manufacture or methods of use, including patient selection methods, the holders of any such patent may be able to block its ability to develop and commercialize the product candidate unless it obtained a license or until such patent expires or is finally determined to be held invalid or unenforceable. In either case, such a license may not be available on commercially reasonable terms or at all. If Disc is unable to obtain a necessary license to a third-party patent on commercially reasonable terms, or at all, its ability to commercialize its current or future product candidates may be impaired or delayed, which could in turn significantly harm its business. Even if Disc obtains a license, it may be nonexclusive, thereby giving its competitors access to the same technologies licensed to it.

Parties making claims against Disc may seek and obtain injunctive or other equitable relief, which could effectively block its ability to further develop and commercialize its current or future product candidates. Defense of these claims, regardless of their merit, could involve substantial litigation expense and would be a substantial diversion of employee resources from Disc’s business. In the event of a successful claim of infringement, misappropriation or other violation against it, Disc may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, pay royalties or redesign its infringing products, which may be impossible or require substantial time and monetary expenditure. Disc cannot predict whether any such license would be available at all or whether it would be available on commercially reasonable terms. Furthermore, even in the absence of litigation, Disc may need or may choose to obtain licenses from third parties to advance its research or allow commercialization of its current or future product candidates. Disc may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, it would be unable to further develop and commercialize its current or future product candidates, which could harm its business significantly.

Disc may be unable to obtain patent or other intellectual property protection for its current or future product candidates or its future products, if any, in all jurisdictions throughout the world, and it may not be able to adequately enforce its intellectual property rights even in the jurisdictions where it seeks protection.

Disc may not be able to pursue patent coverage of its current or future product candidates in all countries. Filing, prosecuting and defending patents on current or future product candidates in all countries throughout the world would be prohibitively expensive, and intellectual property rights in some countries outside the U.S. can be less extensive than those in the U.S. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the U.S. Consequently, Disc may not be able to prevent third parties from practicing its inventions in all countries outside the U.S., or from selling or importing products made using its inventions in and into the U.S. or other jurisdictions. Competitors may use Disc’s technologies in jurisdictions where it has not obtained patent protection to develop their own products and further, may export otherwise infringing products to territories where Disc has patent protection, but where enforcement is not as strong as that in the U.S. These products may compete with Disc’s current or future product candidates and in jurisdictions where it does not have any issued patents, its patent applications or other intellectual property rights may not be effective or sufficient to prevent them from competing. Much of Disc’s patent portfolio is at the very early stage. Disc will need to decide whether and in which jurisdictions to pursue protection for the various inventions in its portfolio prior to applicable deadlines.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biopharmaceutical products and/or methods of using biopharmaceutical products, which could make it difficult for Disc to stop the infringement of any patents it may own or in-license or marketing of competing products in violation of its proprietary rights generally. Proceedings to enforce any rights Disc may have in its patent applications or any patents it may own or in-license in foreign jurisdictions could result in substantial costs and divert its efforts and attention from other aspects of its business, could put any patents it may own or in-license at risk of being invalidated or interpreted narrowly and its patent applications at risk of not issuing and could provoke third parties to assert claims against it. Disc may not prevail in any lawsuits that it initiates and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, Disc’s efforts to enforce its intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that it develops or licenses.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If Disc is forced to grant a license to third parties with respect to any patents it may own or license that are relevant to its business, its competitive position may be impaired, and its business, financial condition, results of operations, and prospects may be adversely affected.

Disc may not obtain or grant licenses or sublicenses to intellectual property rights in all markets on equally or sufficiently favorable terms with third parties.

It may be necessary for Disc to use the patented or proprietary technology of third parties to commercialize its products, in which case it would be required to obtain a license from these third parties. The licensing of third-party intellectual property rights is a competitive area, and more established companies may pursue strategies to license or acquire third-party intellectual property rights that Disc may consider attractive or necessary. More established companies may have a competitive advantage over Disc due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive Disc to be a competitor may be unwilling to assign or license rights to it. Disc also may be unable to license or acquire third-party intellectual property rights on terms that would allow it to make an appropriate return on its investment or at all. If Disc is unable to license such technology, or if it is forced to license such technology on unfavorable terms, its business could be materially harmed. If Disc is unable to obtain a necessary license, it may be unable to develop or commercialize the affected current or future product candidates, which could materially harm its business, and the third parties owning such intellectual property rights could seek either an injunction prohibiting its sales, or, with respect to its sales, an obligation on its part to pay royalties or other forms of compensation. Even if Disc is able to obtain a license, it may be non-exclusive, thereby giving its competitors access to the same technologies licensed to it. Any of the foregoing could harm its competitive position, business, financial condition, results of operations and prospects.

If Disc fails to comply with its obligations in any agreements under which it may license intellectual property rights from third parties or otherwise experience disruptions to its business relationships with its licensors, it could lose license rights that are important to its business.

Disc is party to license agreements with Roche and AbbVie and it may from time to time in the future be party to other license and collaboration agreements with third parties to advance its research or allow commercialization of current or future product candidates. Such agreements may impose numerous obligations, such as development, diligence, payment, commercialization, funding, milestone, royalty, sublicensing, insurance, patent prosecution, enforcement and other obligations on Disc and may require it to meet development timelines, or to exercise commercially reasonable efforts to develop and commercialize licensed products, in order to maintain the licenses. See “Disc’s Business—Collaborations and License Agreement” for more information regarding Disc’s license agreements with Roche and AbbVie. In spite of Disc’s best efforts, its licensors might conclude that it has materially breached its license agreements and might therefore terminate the license agreements, thereby removing or limiting its ability to develop and commercialize products and technologies covered by these license agreements.

Any termination of these licenses, or if the underlying patents fail to provide the intended exclusivity, could result in the loss of significant rights and could harm Disc’s ability to commercialize its current or future product candidates, and competitors or other third parties would have the freedom to seek regulatory approval of, and to market, products identical to Disc’s and it may be required to cease its development and commercialization of certain of its current or future product candidates. Any of the foregoing could have a material adverse effect on Disc’s competitive position, business, financial conditions, results of operations, and prospects.

Disputes may also arise between Disc and its licensors regarding intellectual property subject to a license agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•
whether and the extent to which Disc’s technology and processes infringe, misappropriate or otherwise violate intellectual property rights of the licensor that is not subject to the licensing agreement;

•	Disc’s right to sublicense patent and other rights to third parties under collaborative development relationships;

•
Disc’s diligence obligations with respect to the use of the licensed technology in relation to its development and commercialization of its current or future product candidates, and what activities satisfy those diligence obligations;

•	the priority of invention of any patented technology; and

•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by Disc’s current or future licensors and it and its partners.

In addition, the agreements under which Disc may license intellectual property or technology from third parties are likely to be complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what Disc believes to be the scope of its rights to the relevant intellectual property or technology, or increase what it believes to be its financial or other obligations under the relevant agreement, either of which could have a material adverse effect on its business, financial condition, results of operations and prospects. Moreover, if disputes over intellectual property that Disc may license prevent or impair its ability to maintain future licensing arrangements on acceptable terms, it may be unable to successfully develop and commercialize the affected current or future product candidates, which could have a material adverse effect on its business, financial conditions, results of operations and prospects.

Any granted patents Disc may own or in-license covering its current or future product candidates or other valuable technology could be narrowed or found invalid or unenforceable if challenged in court or before administrative bodies in the U.S. or abroad, including the USPTO and the EPO. A patent asserted in a judicial court could be found invalid or unenforceable during the enforcement proceeding. Administrative or judicial proceedings challenging the validity of its patents or individual patent claims could take months or years to resolve.

If Disc or its licensors or strategic partners initiate legal proceedings against a third party to enforce a patent covering one of its current or future product candidates, the defendant could counterclaim that the patent covering its product candidate, as applicable, is invalid and/or unenforceable. In patent litigation in the U.S., defendant counterclaims alleging invalidity and/or unenforceability are commonplace, and there are numerous grounds upon which a third party can assert invalidity or unenforceability of a patent. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of patentable subject matter, lack of written description, lack of novelty, obviousness, or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO that was material to patentability, or made a misleading statement, in the process of obtaining the patent during patent prosecution. Third parties may also raise similar claims before administrative bodies in the U.S. or abroad, even outside the context of litigation. Such mechanisms include re-examination, inter partes review, post grant review and equivalent proceedings in foreign jurisdictions (such as opposition proceedings). Such proceedings could result in revocation or amendment to Disc’s patent applications or any patents it may own or in-license in such a way that they no longer cover its current or future product candidates. The outcome following legal assertions of invalidity and unenforceability is unpredictable. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate or render unenforceable, any rights Disc may have from its patent applications or any patents it may own or in-license, allow third parties to commercialize its current or future product candidates or other technologies and compete directly with it, without payment to it, or result in its inability to manufacture or commercialize products without infringing third-party patent rights. Moreover, Disc may have to participate in interference proceedings declared by the USPTO to determine priority of invention or in post-grant challenge proceedings, such as oppositions in a foreign patent office, that challenge its or its current or future licensors’ priority of invention or other features of patentability with respect to its patent applications and any patents it may own or in-license. Such challenges may result in loss of patent rights, loss of exclusivity, or in patent claims being narrowed, invalidated, or held unenforceable, which could limit Disc’s ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of Disc’s current or future product candidates and other technologies. With respect to the validity question, for example, Disc cannot be certain that there is no invalidating prior art, of which it or its current or future licensing partners and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, or if Disc is otherwise unable to adequately protect its rights, it would lose at least part, and perhaps all, of the patent protection on its current or future product candidates. Such a loss of patent protection could have a material adverse impact on Disc’s business and its ability to commercialize or license its technology and current or future product candidates.

Such proceedings also may result in substantial cost and require significant time from Disc’s scientists and management, even if the eventual outcome is favorable to it. If Disc is unsuccessful in any such proceeding or other priority or inventorship dispute, it may be required to obtain and maintain licenses from third parties, including parties involved in any such interference proceedings or other priority or inventorship disputes. Such licenses may not be available on commercially reasonable terms or at all, or may be non-exclusive. If Disc is unable to obtain and maintain such licenses, it may need to cease the development, manufacture, and commercialization of one or more of the current or future product candidates it may develop. The loss of exclusivity or the narrowing of Disc’s patent application claims could limit its ability to stop others from using or commercializing similar or identical technology and products. Any of the foregoing could have a material adverse effect on Disc’s business, results of operations, financial condition and prospects.

Changes in patent law could diminish the value of patents in general, thereby impairing Disc’s ability to protect its current or future product candidates.

As is the case with other biopharmaceutical companies, Disc’s success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involve both technological and legal complexity and is therefore costly, time consuming and inherently uncertain. Recent patent reform legislation in the U.S. and other countries, including the Leahy-Smith America Invents Act, or Leahy-Smith Act, signed into law on September 16, 2011, could increase those uncertainties and costs. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art and provide more efficient and cost-effective avenues for competitors to challenge the validity of patents. In addition, the Leahy-Smith Act has transformed the U.S. patent system into a “first inventor to file” system. The first-inventor-to-file provisions, however, only became effective on March 16, 2013. Accordingly, it is not yet clear what, if any, impact the Leahy-Smith Act will have on the operation of Disc’s business. However, the Leahy-Smith Act and its implementation could make it more difficult to obtain patent protection for its inventions and increase the uncertainties and costs surrounding the prosecution of its patent applications and the enforcement or defense of its issued patents, all of which could harm its business, results of operations and financial condition.

The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Additionally, there have been recent proposals for additional changes to the patent laws of the U.S. and other countries that, if adopted, could impact Disc’s ability to obtain patent protection for its proprietary technology or its ability to enforce its proprietary technology. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken Disc’s ability to obtain new patents or to enforce its existing patents and patents that it might obtain in the future.

Disc may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might subject it to infringement claims or adversely affect its ability to develop and market its current or future product candidates.

Disc cannot guarantee that any of its or its licensors’ patent searches or analyses, including the identification of relevant patents, the scope of patent claims or the expiration of relevant patents, are complete or thorough, nor can Disc be certain that it has identified each and every third-party patent and pending patent application in the U.S. and abroad that is relevant to or necessary for the commercialization of its current or future product candidates in any jurisdiction. For example, U.S. patent applications filed before November 29, 2000 and certain U.S. patent applications filed after that date that will not be filed outside the U.S. remain confidential until patents issue. As mentioned above, patent applications in the U.S. and elsewhere are published approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patent applications covering Disc’s current or future product candidates could have been filed by third parties without its knowledge. Additionally, pending patent applications that have been published can, subject to certain limitations, be later amended in a manner that could cover Disc’s current or future product candidates or the use of its current or future product candidates. The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history. Disc’s interpretation of the relevance or the scope and/or validity of a patent or a pending application may be incorrect, which may negatively impact its ability to market its current or future product candidates. Disc may incorrectly determine that its current or future product candidates are not covered by a third-party patent or may incorrectly predict whether a third party’s pending application will issue with claims of relevant scope. Disc’s determination of the expiration date of any patent in the U.S. or abroad that it considers relevant may be incorrect, which may negatively impact its ability to develop and market its current or future product candidates. Disc’s failure to identify and correctly interpret relevant patents may negatively impact its ability to develop and market its current or future product candidates.

If Disc fails to identify and correctly interpret relevant patents, it may be subject to infringement claims. Disc cannot guarantee that it will be able to successfully settle or otherwise resolve such infringement claims. If Disc fails in any such dispute, in addition to being forced to pay damages, which may be significant, it may be temporarily or permanently prohibited from commercializing any of its current or future product candidates that are held to be infringing. Disc might, if possible, also be forced to redesign current or future product candidates so that it no longer infringes the third-party intellectual property rights. Any of these events, even if Disc were ultimately to prevail, could require it to divert substantial financial and management resources that it would otherwise be able to devote to its business and could adversely affect its business, financial condition, results of operations and prospects.

Intellectual property rights do not guarantee commercial success of current or future product candidates or other business activities. Numerous factors may limit any potential competitive advantage provided by Disc’s intellectual property rights.

The degree of future protection afforded by Disc’s intellectual property rights, whether owned or in-licensed, is uncertain because intellectual property rights have limitations, and may not adequately protect its business, provide a barrier to entry against its competitors or potential competitors, or permit it to maintain its competitive advantage. Moreover, if a third party has intellectual property rights that cover the practice of Disc’s technology, it may not be able to fully exercise or extract value from its intellectual property rights. The following examples are illustrative:

•	patent applications that Disc owns or may in-license may not lead to issued patents;

•	patents, should they issue, that Disc may own or in-license, may not provide it with any competitive advantages, may be narrowed in scope, or may be challenged and held invalid or unenforceable;

•
others may be able to develop and/or practice technology, including compounds that are similar to the chemical compositions of Disc’s current or future product candidates, that is similar to its technology or aspects of its technology but that is not covered by the claims of any patents it may own or in-license, should any patents issue;

•	third parties may compete with Disc in jurisdictions where it does not pursue and obtain patent protection;

•	Disc, or its current or future licensors or collaborators, might not have been the first to make the inventions covered by a patent application that it owns or may in-license;

•	Disc, or its current or future licensors or collaborators, might not have been the first to file patent applications covering a particular invention;

•	others may independently develop similar or alternative technologies without infringing, misappropriating or otherwise violating Disc’s intellectual property rights;

•
Disc’s competitors might conduct research and development activities in the U.S. and other countries that provide a safe harbor from patent infringement claims for certain research and development activities, as well as in countries where it does not have patent rights, and may then use the information learned from such activities to develop competitive products for sale in its major commercial markets;

•	Disc may not be able to obtain and/or maintain necessary licenses on reasonable terms or at all;

•
third parties may assert an ownership interest in Disc’s intellectual property and, if successful, such disputes may preclude it from exercising exclusive rights, or any rights at all, over that intellectual property;

•	Disc may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third-party may subsequently file a patent covering such trade secrets or know-how;

•	Disc may not be able to maintain the confidentiality of its trade secrets or other proprietary information;

•	Disc may not develop or in-license additional proprietary technologies that are patentable; and

•	the patents of others may have an adverse effect on Disc’s business.

Should any of these events occur, they could significantly harm Disc’s business, financial condition, results of operations and prospects.

Risks Related to Government Regulation

Obtaining and maintaining regulatory approval of Disc’s product candidates in one jurisdiction does not mean that it will be successful in obtaining regulatory approval of its product candidates in other jurisdictions.

Obtaining and maintaining regulatory approval of Disc’s product candidates in one jurisdiction does not guarantee that it will be able to obtain or maintain regulatory approval in any other jurisdiction, while a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. For example, even if the FDA grants regulatory approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion of the product candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the United States, including additional preclinical studies or clinical trials as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In short, the foreign regulatory approval process involves all of the risks associated with FDA approval. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that Disc may intend to charge for its products will also be subject to approval.

Disc may also submit marketing applications in other countries. Regulatory authorities in jurisdictions outside of the United States have requirements for approval of product candidates with which Disc must comply prior to marketing in those jurisdictions. Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for Disc and could delay or prevent the introduction of its products in certain countries. If Disc fails to comply with the regulatory requirements in international markets and/or receive applicable regulatory approvals, its target market will be reduced and its ability to realize the full market potential of its product candidates will be harmed.

Disc may seek priority review designation for one or more of its product candidates, but it might not receive such designation, and even if it does, such designation may not lead to a faster regulatory review or approval process.

If the FDA determines that a product candidate offers a treatment for a serious condition and, if approved, the product would provide a significant improvement in safety or effectiveness, the FDA may designate the product candidate for priority review. A priority review designation means that the goal for the FDA to review an application is six months, rather than the standard review period of ten months. Disc may request priority review for its product candidates. The FDA has broad discretion with respect to whether or not to grant priority review status to a product candidate, so even if Disc believes a particular product candidate is eligible for such designation or status, the FDA may decide not to grant it. Moreover, a priority review designation does not necessarily result in an expedited regulatory review or approval process or necessarily confer any advantage with respect to approval compared to conventional FDA procedures. Receiving priority review from the FDA does not guarantee approval within the six-month review cycle or at all.

Disc may seek orphan drug designation for certain of its product candidates, and it may be unsuccessful or may be unable to maintain the benefits associated with orphan drug designation, including the potential for market exclusivity.

As part of its business strategy, Disc may seek orphan drug designation for certain of its product candidates, and it may be unsuccessful. Regulatory authorities in some jurisdictions, including the United States and Europe, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a drug or biologic as an orphan drug if it is a product intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States, or a patient population of 200,000 or more in the United States where there is no reasonable expectation that the cost of developing the product will be recovered from sales in the United States. In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers.

Similarly, in Europe, the European Commission, upon the recommendation of the EMA’s Committee for Orphan Medicinal Products, grants orphan drug designation to promote the development of drugs that are intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions affecting not more than 5 in 10,000 persons in Europe and for which no satisfactory method of diagnosis, prevention, or treatment has been authorized (or the product would be a significant benefit to those affected). Additionally, designation is granted for drugs intended for the diagnosis, prevention, or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in Europe would be sufficient to justify the necessary investment in developing the drug. In Europe, orphan drug designation entitles a party to financial incentives such as reduction of fees or fee waivers.

Generally, if a product with an orphan drug designation subsequently receives the first regulatory approval for the indication for which it has such designation, the product is entitled to a period of marketing exclusivity, which precludes the FDA or the EMA from approving another marketing application for the same product and indication for that time period, except in limited circumstances. The applicable period is seven years in the United States and ten years in Europe. The European exclusivity period can be reduced to six years if a product no longer meets the criteria for orphan drug designation or if the product is sufficiently profitable so that market exclusivity is no longer justified.

Even if Disc obtains orphan drug exclusivity for one of its product candidates, that exclusivity may not effectively protect its product candidate from competition because different products can be approved for the same condition. In addition, a designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. Moreover, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the product to meet the needs of patients with the rare disease or condition or if another product with the same active moiety is determined to be safer, more effective, or represents a major contribution to patient care. Orphan drug designation neither shortens the development time or regulatory review time of a product nor gives the product any advantage in the regulatory review or approval process. While Disc may seek orphan drug designation for its product candidates, it may never receive such designations. Even if it does receive such designations, there is no guarantee that it will enjoy the benefits of those designations.

The FDA may further reevaluate its regulations and policies under the Orphan Drug Act. Disc does not know if, when, or how the FDA may change its orphan drug regulations and policies in the future, and it is uncertain how any changes might affect its business. Depending on what changes the FDA may make to its orphan drug regulations and policies, Disc’s business could be adversely impacted.

Disc may seek rare pediatric disease designation for bitopertin. However, a marketing application for bitopertin, if approved, may not meet the eligibility criteria for a rare pediatric disease priority review voucher.

Disc may seek rare pediatric disease designation for bitopertin in patients with EPP and XLP. The FDA defines “rare pediatric disease” as a (i) serious or life-threatening disease in which the serious or life-threatening manifestations primarily affect ages from birth to 18 years, including age groups often called neonates, infants, children, and adolescents; and (ii) a rare disease or condition within the meaning of the Orphan Drug Act. Designation of a product candidate as a product for a rare pediatric disease does not guarantee that a marketing application for such product candidate will meet the eligibility criteria for a rare pediatric disease priority review voucher at the time the application is approved. Under the Federal Food, Drug, and Cosmetic Act, Disc will need to request a rare pediatric disease priority review voucher in its original marketing application for its product candidates for which it has received rare pediatric disease designation. The FDA may determine that a marketing application for bitopertin, if approved, does not meet the eligibility criteria for a priority review voucher.

Under the current statutory sunset provisions, after September 30, 2024, the FDA may only award a priority review voucher for an approved rare pediatric disease product application if the sponsor has rare pediatric disease designation for the drug or biologic that is the subject of such application, and that designation was granted by September 30, 2024. After September 30, 2026, the FDA may not award any rare pediatric disease priority review vouchers. However, it is possible the authority for FDA to award rare pediatric disease priority review vouchers will be further extended by Congress. As such, if Disc does not obtain approval of a marketing application for bitopertin in patients with EPP and XLP on or before September 30, 2026, and if the priority review voucher program is not extended by Congressional action, it may not receive a priority review voucher.

A breakthrough therapy designation and fast track designation by the FDA, even if granted for any of Disc’s product candidates, may not lead to a faster development, regulatory review or approval process, and each designation does not increase the likelihood that any of its product candidates will receive regulatory approval in the United States.

Disc may seek a breakthrough therapy designation for certain of its product candidates. A breakthrough therapy is defined as a drug or biologic that is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the drug or biologic may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For product candidates that have been designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Products designated as breakthrough therapies by the FDA may also be eligible for priority review and accelerated approval. Designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if Disc believes one of its product candidates meets the criteria for designation as a breakthrough therapy, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of a breakthrough therapy designation for a product candidate may not result in a faster development process, review or approval compared to therapies considered for approval under conventional FDA procedures and does not assure ultimate approval by the FDA. In addition, even if one or more of Disc’s product candidates qualify as breakthrough therapies, the FDA may later decide that such product candidates no longer meet the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.

Disc may seek fast track designation for certain of its product candidates. If a drug or biologic is intended for the treatment of a serious or life-threatening condition and the drug or biologic demonstrates the potential to address unmet medical needs for this condition, the sponsor may apply for fast track designation. The FDA has broad discretion whether or not to grant this designation, so even if Disc believes a particular product candidate is eligible for this designation, it cannot assure you that the FDA would decide to grant it. Even if Disc does receive fast track designation, it may not experience a faster development process, review or approval compared to conventional FDA procedures. The FDA may withdraw fast track designation if it believes that the designation is no longer supported by data from Disc’s clinical development program. Fast track designation alone does not guarantee qualification for the FDA’s priority review procedures.

Accelerated approval by the FDA, even if granted for Disc’s current or any other future product candidates, may not lead to a faster development or regulatory review or approval process and it does not increase the likelihood that its product candidates will receive regulatory approval.

Disc may seek accelerated approval of its current or future product candidates using the FDA’s accelerated approval pathway. A product may be eligible for accelerated approval if it treats a serious or life-threatening condition and generally provides a meaningful advantage over available therapies. In addition, it must demonstrate an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, or IMM, that is reasonably likely to predict an effect on IMM or other clinical benefit. It is possible that at the time of submission of a marketing application, the FDA may determine that Disc’s product candidate is not eligible for accelerated approval or that accelerated approval is not warranted. Moreover, FDA may revise how it implements accelerated approval, which could negatively affect the development of Disc’s current or future product candidates.

As a condition of approval, the FDA requires that a sponsor of a drug or biologic receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. These confirmatory trials must be completed with due diligence. In addition, the FDA currently requires, unless otherwise informed by the agency, pre-approval of promotional materials for products being considered for accelerated approval, which could adversely impact the timing of the commercial launch of the product. Even if Disc does receive accelerated approval, it may not experience a faster development or regulatory review or approval process, and receiving accelerated approval does not provide assurance of ultimate full FDA approval.

If Disc’s drug product candidates or any of its future drug product candidates obtain regulatory approval, additional competitors could enter the market with generic versions of such products, which may result in a material decline in sales of its competing products.

Under the Drug Price Competition and Patent Term Restoration Act of 1984, or the Hatch-Waxman Amendments to the Federal Food, Drug, and Cosmetic Act, or the FDCA, a company may file an abbreviated new drug application, or ANDA, seeking approval of a generic version of an approved innovator product. Under the Hatch-Waxman Amendments, a company may also submit an NDA under section 505(b)(2) of the FDCA that references the FDA’s prior approval of the innovator product or preclinical studies and/or clinical trials that were not conducted by, or for, the applicant and for which the applicant has not obtained a right of reference. A 505(b)(2) NDA product may be for a new or improved version of the original innovator product. The Hatch-Waxman Amendments also provide for certain periods of regulatory exclusivity, which preclude FDA approval (or in some circumstances, FDA filing and review) of an ANDA or 505(b)(2) NDA. In addition to the benefits of regulatory exclusivity, an innovator NDA holder may have patents claiming the active ingredient, product formulation or an approved use of the drug, which would be listed with the product in the FDA publication “Approved Drug Products with Therapeutic Equivalence Evaluations,” known as the Orange Book. If there are patents listed in the Orange Book for the applicable, approved innovator product, a generic or 505(b)(2) applicant that seeks to market its product before expiration of the patents must include in their applications what is known as a “Paragraph IV” certification, challenging the validity or enforceability, or claiming non-infringement, of the listed patent or patents. Notice of the certification must be given to the patent owner and NDA holder and if, within 45 days of receiving notice, either the patent owner or NDA holder sues for patent infringement, approval of the ANDA or 505(b)(2) NDA is stayed for up to 30 months.

Accordingly, if any of Disc’s product candidates that are regulated as drugs are approved, competitors could file ANDAs for generic versions of these products or 505(b)(2) NDAs that reference its products. If there are patents listed for such drug products in the Orange Book, those ANDAs and 505(b)(2) NDAs would be required to include a certification as to each listed patent indicating whether the ANDA applicant does or does not intend to challenge the patent. Disc cannot predict which, if any, patents in its current portfolio or patents it may obtain in the future will be eligible for listing in the Orange Book, how any generic competitor would address such patents, whether it would sue on any such patents or the outcome of any such suit.

Disc may not be successful in securing or maintaining proprietary patent protection for products and technologies it develops or licenses, despite expending a significant amount of resources that could have been focused on other areas of its business. Moreover, if any of Disc’s owned or in-licensed patents that are listed in the Orange Book are successfully challenged by way of a Paragraph IV certification and subsequent litigation, the affected product could immediately face generic competition and its sales would likely decline rapidly and materially.

If approved, Disc’s investigational products regulated as biologics may face competition from biosimilars approved through an abbreviated regulatory pathway.

The Biologics Price Competition and Innovation Act of 2009, or BPCIA, created an abbreviated approval pathway for biologic products that are biosimilar to or interchangeable with an FDA-licensed reference biologic product. Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA. In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a BLA for the competing product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity, and potency of the other company’s product. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning are subject to uncertainty.

Disc believes that any of its product candidates approved as a biologic product under a BLA should qualify for the 12-year period of exclusivity. However, there is a risk that this exclusivity could be shortened due to congressional action or otherwise, or that the FDA will not consider Disc’s investigational medicines to be reference products for competing products, potentially creating the opportunity for generic competition sooner than anticipated. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. Moreover, the extent to which a biosimilar, once licensed, will be substituted for any one of Disc’s reference products in a way that is similar to traditional generic substitution for non-biologic products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing. If competitors are able to obtain regulatory approval for biosimilars referencing Disc’s products, Disc’s products may become subject to competition from such biosimilars, with the attendant competitive pressure and consequences.

The FDA, the EMA and other regulatory authorities may implement additional regulations or restrictions on the development and commercialization of Disc’s product candidates, and such changes can be difficult to predict.

The FDA, the EMA and regulatory authorities in other countries have each expressed interest in further regulating biotechnology products. Agencies at both the federal and state level in the United States, as well as the U.S. Congressional committees and other governments or governing agencies, have also expressed interest in further regulating the biotechnology industry. Such action may delay or prevent commercialization of some or all of Disc’s product candidates. Adverse developments in clinical trials of products conducted by others may cause the FDA or other oversight bodies to change the requirements for approval of any of Disc’s product candidates. These regulatory review agencies and committees and the new requirements or guidelines they promulgate may lengthen the regulatory review process, require Disc to perform additional studies or trials, increase its development costs, lead to changes in regulatory positions and interpretations, delay or prevent approval and commercialization of its product candidates or lead to significant post-approval limitations or restrictions. As Disc advances its product candidates, it will be required to consult with these regulatory agencies and comply with applicable requirements and guidelines. If it fails to do so, it may be required to delay or discontinue development of such product candidates. These additional processes may result in a review and approval process that is longer than Disc otherwise would have expected. Delays as a result of an increased or lengthier regulatory approval process or further restrictions on the development of Disc’s product candidates can be costly and could negatively impact its ability to complete clinical trials and commercialize its current and future product candidates in a timely manner, if at all.

The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.

If any of Disc’s product candidates are approved and it is found to have improperly promoted off-label uses of those products, it may become subject to significant liability. The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products, if approved. In particular, while the FDA permits the dissemination of truthful and non-misleading information about an approved product, a manufacturer may not promote a product for uses that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling. If Disc is found to have promoted such off-label uses, it may become subject to significant liability. The federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees, corporate integrity agreements or permanent injunctions under which specified promotional conduct must be changed or curtailed. If Disc cannot successfully manage the promotion of its product candidates, if approved, it could become subject to significant liability, which would materially adversely affect its business and financial condition.

Inadequate funding for the FDA, the SEC and other government agencies, including from government shut downs, or other disruptions to these agencies’ operations, could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of Disc’s business may rely, which could negatively impact its business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory and policy changes. Average review times at the agency have fluctuated in recent years as a result. Disruptions at the FDA and other agencies may also slow the time necessary for new product candidates to be reviewed and/or approved by necessary government agencies, which would adversely affect Disc’s business. In addition, government funding of the SEC and other government agencies on which Disc’s operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new product candidates to be reviewed and/or approved by necessary government agencies, which would adversely affect Disc’s business. For example, over the last several years the U.S. government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical FDA, SEC and other government employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process Disc’s regulatory submissions, which could have a material adverse effect on its business. Further, future government shutdowns could impact its ability to access the public markets and obtain necessary capital in order to properly capitalize and continue its operations.

Separately, in response to the COVID-19 pandemic, since March 2020 when foreign and domestic inspections of facilities were largely placed on hold, the FDA has been working to resume pre-pandemic levels of inspection activities, including routine surveillance, bioresearch monitoring and pre-approval inspections. Should FDA determine that an inspection is necessary for approval and an inspection cannot be completed during the review cycle due to restrictions on travel, and the FDA does not determine a remote interactive evaluation to be adequate, the FDA has stated that it generally intends to issue, depending on the circumstances, a complete response letter or defer action on the application until an inspection can be completed. During the COVID-19 public health emergency, a number of companies announced receipt of complete response letters due to the FDA’s inability to complete required inspections for their applications. The FDA has noted it was continuing to ensure timely reviews of applications for medical products during the ongoing COVID-19 pandemic in line with its user fee performance goals and conducting mission critical domestic and foreign inspections to ensure compliance of manufacturing facilities with FDA quality standards. However, the FDA may not be able to continue its current pace and review timelines could be extended, including where a pre-approval inspection or an inspection of clinical sites is required and due to the ongoing COVID-19 pandemic and travel restrictions, the FDA is unable to complete such required inspections during the review period. Regulatory authorities outside the U.S. may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic and may experience delays in their regulatory activities. If a prolonged government shutdown or other disruption occurs, it could significantly impact the ability of the FDA to timely review and process Disc’s regulatory submissions, which could have a material adverse effect on its business. Future shutdowns or other disruptions could also affect other government agencies such as the SEC, which may also impact Disc’s business by delaying review of its public filings, to the extent such review is necessary, and its ability to access the public markets.

Healthcare legislative reform measures may have a material adverse effect on Disc’s business and results of operations.

The U.S. and many foreign jurisdictions have enacted or proposed legislative and regulatory changes affecting the U.S. and global healthcare systems that could prevent or delay regulatory approval of Disc’s current or future product candidates or any future product candidates, restrict or regulate post-approval activities and affect its ability to profitably sell a product for which it obtains regulatory approval. Changes in regulations, statutes or the interpretation of existing regulations could impact Disc’s business in the future by requiring, for example: (i) changes to its manufacturing arrangements, (ii) additions or modifications to product labeling, (iii) the recall or discontinuation of its products or (iv) additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of Disc’s business. In the U.S., there have been and continue to be, on-going legislative initiatives to contain healthcare costs. For example, in March 2010, the Patient Protection and Affordable Care Act, or the ACA, was passed, as amended by the Health Care and Education Reconciliation Act of 2010, which substantially changed the way healthcare is financed by both governmental and private insurers, and significantly impacted the U.S. pharmaceutical industry. The ACA, among other things, subjects biological products to potential competition by lower-cost biosimilars, addresses a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, increases the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program, and extends the rebate program to individuals enrolled in Medicaid managed care organizations, establishes annual fees and taxes on manufacturers of certain branded prescription drugs, and creates a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% (increased to 70% pursuant to the Bipartisan Budget Act of 2018, effective as of 2019) point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D. Since then, the ACA risk adjustment program payment parameters have been updated annually.

Since the ACA’s enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the ACA and we expect that there will be additional challenges and amendments to the ACA in the future. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an Executive Order to initiate a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The Executive Order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. It is unclear how other healthcare reform measures of the Biden administrations or other efforts, if any, to challenge repeal or replace the ACA, will impact Disc’s business.

In addition, other legislative and regulatory changes have been proposed and adopted in the United States since the ACA was enacted:

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On August 2, 2011, the U.S. Budget Control Act of 2011, among other things, included aggregate reductions of Medicare payments to providers of 2% per fiscal year. These reductions went into effect on April 1, 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through March 31, 2022 due to the COVID-19 pandemic. Following the suspension, a 1% payment reduction began April 1, 2022 and continued through June 30, 2022, and the 2% payment reduction resumed on July 1, 2022.

•	On January 2, 2013, the U.S. American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers.

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On April 13, 2017, CMS published a final rule that gives states greater flexibility in setting benchmarks for insurers in the individual and small group marketplaces, which may have the effect of relaxing the essential health benefits required under the ACA for plans sold through such marketplaces.

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On May 30, 2018, the Right to Try Act, was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new drug products that have completed a Phase 1 clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a pharmaceutical manufacturer to make its drug products available to eligible patients as a result of the Right to Try Act.

•	On May 23, 2019, CMS published a final rule to allow Medicare Advantage Plans the option of using step therapy for Part B drugs beginning January 1, 2020.

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On December 20, 2019, former President Trump signed into law the Further Consolidated Appropriations Act (H.R. 1865), which repealed the Cadillac tax, the health insurance provider tax, and the medical device excise tax. It is impossible to determine whether similar taxes could be instated in the future.

There has been increasing legislative and enforcement interest in the U.S. with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. At the federal level, President Biden signed an Executive Order on July 9, 2021 affirming the administration’s policy to: (i) support legislative reforms that would lower the prices of prescription drug and biologics, including by allowing Medicare to negotiate drug prices, by imposing inflation caps, and, by supporting the development and market entry of lower-cost generic drugs and biosimilars; and (ii) support the enactment of a public health insurance option. Among other things, the Executive Order also directs HHS to provide a report on actions to combat excessive pricing of prescription drugs, enhance the domestic drug supply chain, reduce the price that the Federal government pays for drugs, and address price gouging in the industry; and directs the FDA to work with states and Indian Tribes that propose to develop section 804 Importation Programs in accordance with the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and the FDA’s implementing regulations, as well as to continue to clarify and improve the approval framework for generic drugs and biosimilars, including the standards for interchangeability of biological products, facilitate the development and approval of biosimilar and interchangeable products, clarify existing requirements and procedures related to the review and submission of BLAs, and identify and address any efforts to impede generic drug and biosimilar competition. FDA released such implementing regulations on September 24, 2020, which went into effect on November 30, 2020, providing guidance for states to build and submit importation plans for drugs from Canada. On September 25, 2020, CMS stated drugs imported by states under this rule will not be eligible for federal rebates under Section 1927 of the Social Security Act and manufacturers would not report these drugs for “best price” or Average Manufacturer Price purposes. Since these drugs are not considered covered outpatient drugs, CMS further stated it will not publish a National Average Drug Acquisition Cost for these drugs. If implemented, importation of drugs from Canada may materially and adversely affect the price Disc receives for any of its product candidates. Further, on November 20, 2020 CMS issued an Interim Final Rule implementing the Most Favored Nation, or MFN, Model under which Medicare Part B reimbursement rates would have been calculated for certain drugs and biologicals based on the lowest price drug manufacturers receive in Organization for Economic Cooperation and Development countries with a similar gross domestic product per capita. However, on December 29, 2021, CMS rescinded the Most Favored Nations rule. Additionally, on November 30, 2020, HHS published a regulation removing safe harbor protection for price reductions from pharmaceutical manufacturers to plan sponsors under Part D, either directly or through pharmacy benefit managers, unless the price reduction is required by law. The rule also creates a new safe harbor for price reductions reflected at the point-of-sale, as well as a safe harbor for certain fixed fee arrangements between pharmacy benefit managers and manufacturers. Pursuant to court order, the removal and addition of the aforementioned safe harbors were delayed and recent legislation imposed a moratorium on implementation of the rule until January 1, 2026. This deadline was pushed back further to January 1, 2027 by the Bipartisan Safer Communities Act and could potentially be pushed back to January 1, 2032 by the Inflation Reduction Act.

On August 7, 2022 the U.S. Senate passed the Inflation Reduction Act of 2022, which, among other things, allows for CMS to negotiate prices for certain single-source drugs and biologics reimbursed under Medicare Part B and Part D, beginning with ten high-cost drugs paid for by Medicare Part D starting in 2026, followed by 15 Part D drugs in 2027, 15 Part B or Part D drugs in 2028, and 20 Part B or Part D drugs in 2029 and beyond. The legislation would also subject drug manufacturers to civil monetary penalties and a potential excise tax for failing to comply with the legislation by offering a price that is not equal to or less than the negotiated “maximum fair price” under the law or for taking price increases that exceed inflation. The legislation would also cap Medicare beneficiaries’ annual out-of-pocket drug expenses at $2,000, and cap Medicare beneficiaries’ insulin costs at $35. President Biden is expected to sign the legislation imminently. The effect of Inflation Reduction Act of 2022 on our business and the healthcare industry in general is not yet known. Although these and other proposed measures may require authorization through additional legislation to become effective, and the Biden administration may reverse or otherwise change these measures, both the Biden administration and Congress have indicated that it will continue to seek new legislative measures to control drug costs.

At the state level, individual states are increasingly aggressive in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. In addition, regional health care authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other health care programs. These measures could reduce the ultimate demand for Disc’s products, once approved, or put pressure on its product pricing.

Disc expects that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for its current or future product candidates or additional pricing pressures. In particular any policy changes through CMS as well as local state Medicaid programs could have a significant impact on Disc’s business.

Disc’s revenue prospects could be affected by changes in healthcare spending and policy in the U.S. and abroad. Disc operates in a highly regulated industry and new laws, regulations or judicial decisions, or new interpretations of existing laws, regulations or decisions, related to healthcare availability, the method of delivery or payment for healthcare products and services could negatively impact its business, operations and financial condition.

There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. Disc cannot predict the initiatives that may be adopted in the future, including repeal, replacement or significant revisions to the ACA. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare and/or impose price controls may adversely affect:

•	the demand for Disc’s current or future product candidates, if it obtains regulatory approval;

•	Disc’s ability to set a price that it believes is fair for its products;

•	Disc’s ability to obtain coverage and reimbursement approval for a product;

•	Disc’s ability to generate revenue and achieve or maintain profitability;

•	the level of taxes that Disc is required to pay; and

•	the availability of capital.

Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors, which may adversely affect Disc’s future profitability.

Disc’s relationships with customers, healthcare providers, physicians and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose it to criminal sanctions, civil penalties, exclusion from government healthcare programs, contractual damages, reputational harm and diminished future profits and earnings.

Although Disc does not currently have any products on the market, once it begins commercializing its product candidates, it will be subject to additional healthcare statutory and regulatory requirements and enforcement by the federal government and the states and foreign governments in which it conducts its business. Healthcare providers, physicians and third-party payors will play a primary role in the recommendation and prescription of any product candidates for which it obtains regulatory approval. Disc’s future arrangements with third-party payors and customers may expose it to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which it markets, sells and distributes its product candidates for which it obtains regulatory approval. Restrictions under applicable federal and state healthcare laws and regulations, include the following:

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the U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal and state healthcare programs such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. Violations are subject to civil and criminal fines and penalties for each violation, plus up to three times the remuneration involved, imprisonment of up to ten years, and exclusion from government healthcare programs. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act or federal civil money penalties. The Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers, on the one hand, and prescribers, purchasers and formulary managers, on the other. The HHS, Office of Inspector General, or OIG, heavily scrutinizes relationships between pharmaceutical companies and persons in a position to generate referrals for or the purchase of their products, such as physicians, other healthcare providers, and pharmacy benefit managers, among others. However, there are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution;

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the federal civil and criminal false claims and civil monetary penalties laws, including the federal False Claims Act, or FCA, which imposes criminal and civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. In addition, the government may assert that a claim including items and services resulting from a violation of the federal Anti-Kickback Statute constitutes a false of fraudulent claim for purposes of the False Claims Act. The federal False Claims Act also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the federal False Claims Act and to share in any monetary recovery;

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the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program (e.g. public or private), or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

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the federal physician payment transparency requirements, sometimes referred to as the “Sunshine Act” under the ACA, which require manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid, or the Children’s Health Insurance Program to report to HHS information related to transfers of value made to physicians, nurse practitioners, certified nurse anesthetists, physician assistants, clinical nurse specialists, and certified nurse midwives as well as teaching hospitals. Manufacturers are also required to disclose ownership and investment interests held by physicians and their immediate family members;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and its implementing regulations, which impose obligations on certain covered entity healthcare providers, health plans, and healthcare clearinghouses as well as their business associates that perform certain services involving the use or disclosure of individually identifiable health information, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, there may be additional federal, state and non-U.S. laws which govern the privacy and security of health and other personal information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts;

•	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers; and

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federal price reporting laws, which require manufacturers to calculate and report complex pricing metrics to government programs, where such reported prices may be used in the calculation of reimbursement and/or discounts on approved products.

Disc is also subject to state and foreign equivalents of each of the healthcare laws and regulations described above, among others, some of which may be broader in scope and may apply regardless of the payor. Many U.S. states have adopted laws similar to the federal Anti-Kickback Statute and False Claims Act, and may apply to Disc’s business practices, including, but not limited to, research, distribution, sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental payors, including private insurers. In addition, some states have passed laws that require pharmaceutical companies to comply with the April 2003 Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers and/or the Pharmaceutical Research and Manufacturers of America’s Code on Interactions with Healthcare Professionals. Several states also impose other marketing restrictions or require pharmaceutical companies to make marketing or price disclosures to the state and require the registration of pharmaceutical sales representatives. State and foreign laws, including for example the European Union General Data Protection Regulation, which became effective May 2018 also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts. There are ambiguities as to what is required to comply with these state requirements and if Disc fails to comply with an applicable state law requirement it could be subject to penalties. Finally, there are state and foreign laws governing the privacy and security of health information, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry.

Ensuring that Disc’s future business arrangements with third parties comply with applicable healthcare laws and regulations could involve substantial costs. It is possible that governmental authorities will conclude that Disc’s business practices do not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If Disc’s operations, including anticipated activities to be conducted by its sales team, were to be found to be in violation of any of these laws or any other governmental regulations that may apply to it, Disc may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, the exclusion from participation in federal and state government funded healthcare programs, such as Medicare and Medicaid, reputational harm, and the curtailment or restructuring of its operations. It may also subject Disc to additional reporting obligations and oversight, if it becomes subject to a corporate integrity agreement, deferred prosecution agreement, or other agreement to resolve allegations of non-compliance with these laws. If any of the physicians or other providers or entities with whom Disc expects to do business is found not to be in compliance with applicable laws, they may be subject to similar criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

If Disc fails to comply with environmental, health and safety laws and regulations, it could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of its business.

Disc is subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Disc’s operations involve the use of hazardous and flammable materials, including chemicals and biological and radioactive materials. Disc’s operations also produce hazardous waste products. Disc generally contracts with third parties for the disposal of these materials and wastes. Disc cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from Disc’s use of hazardous materials, it could be held liable for any resulting damages, and any liability could exceed its resources. Disc also could incur significant costs associated with civil or criminal fines and penalties.

Although Disc maintains workers’ compensation insurance to cover it for costs and expenses it may incur due to injuries to its employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. Disc does not maintain insurance for environmental liability or toxic tort claims that may be asserted against it in connection with its storage or disposal of biological, hazardous or radioactive materials. In addition, Disc may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. Current or future environmental laws and regulations may impair its research, development and production efforts, which could harm its business, prospects, financial condition or results of operations.

European data collection is governed by restrictive regulations governing the use, processing and cross-border transfer of personal information.

In the event Disc decides to conduct clinical trials or continue to enroll subjects in its ongoing or future clinical trials, it may be subject to additional privacy restrictions. The collection, use, storage, disclosure, transfer, or other processing of personal data regarding individuals in the EEA and the U.K., including personal health data, is subject to the EU General Data Protection Regulation (EU) 2016/679 (EU GDPR), the GDPR as it existed on December 31, 2020 but subject to certain U.K. specific amendments incorporated into U.K. law on January 1, 2021 under the U.K.’s European Union (Withdrawal) Act 2018 (U.K. GDPR, collectively referred to as GDPR), and other data protection requirements, including the Swiss Federal Act of 19 June 1992 on Data Protection, the Ordinance to the Swiss Federal Act on Data Protection and the revised Swiss Federal Act of 25 September 2020 on Data Protection. The GDPR applies to any company established in the EU/U.K. as well as to those outside the EU/U.K. if they collect and use personal data in connection with the offering of goods or services to individuals in the EU or the monitoring of their behavior. European data protection laws are wide-ranging in scope and impose numerous requirements on companies that process personal data, including requirements relating to processing health and other sensitive data, where required obtaining consent of the individuals to whom the personal data relates, providing information to individuals regarding data processing activities, responding to individuals’ requests to exercise their rights in respect of their personal data, implementing safeguards to protect the security and confidentiality of personal data, where required providing notification of data breaches to the competent national data protection authority and affected individuals, taking certain measures, including concluding data processing agreements, when engaging third-party processors, where required appointing data protection officers, conducting data protection impact assessments, and record-keeping.

In addition, adequate safeguards must be implemented to enable the transfer of personal data outside of the EEA or the U.K., in particular to the U.S., in compliance with European and U.K. data protection laws. On June 4, 2021, the European Commission, or EC, issued new forms of standard contractual clauses for data transfers from controllers or processors in the EU/EEA (or otherwise subject to the GDPR) to controllers or processors established outside the EU/EEA (and not subject to the GDPR). The new standard contractual clauses replace the standard contractual clauses that were adopted previously under the Data Protection Directive. The U.K. is not subject to the EC’s new standard contractual clauses but has published a draft version of its International Transfer Agreement, which, once finalized, will enable transfers from the U.K. Disc will be required to implement these new safeguards when conducting restricted data transfers under the GDPR and doing so will require significant effort and cost.

Overall, compliance with the GDPR will be a rigorous and time-intensive process that may increase Disc’s cost of doing business or require it to change its business practices, and despite those efforts, there is a risk that it may be subject to fines and penalties, litigation, and reputational harm in connection with its European and U.K. activities. The business risk is further increased by the fact that the EU Member States have implemented national laws which may partially deviate from the GDPR and impose different and more restrictive obligations from country to country, so that Disc does not expect to operate in a uniform legal landscape in the EU.

Laws and regulations governing any international operations Disc may have in the future may preclude it from developing, manufacturing and selling certain products outside of the United States and require it to develop and implement costly compliance programs.

If Disc expands its operations outside of the United States, it must dedicate additional resources to comply with numerous laws and regulations in each jurisdiction in which it plans to operate. The Foreign Corrupt Practices Act, or FCPA, prohibits any U.S. individual or business from paying, offering, authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The FCPA also obligates companies whose securities are listed in the United States to comply with certain accounting provisions requiring the company to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and to devise and maintain an adequate system of internal accounting controls for international operations.

Compliance with the FCPA is expensive and difficult, particularly in countries in which corruption is a recognized problem. In addition, the FCPA presents particular challenges in the pharmaceutical industry, because, in many countries, hospitals are operated by the government, and doctors and other hospital employees are considered foreign officials. Certain payments to hospitals in connection with clinical trials and other work have been deemed to be improper payments to government officials and have led to FCPA enforcement actions.

Various laws, regulations and executive orders also restrict the use and dissemination outside of the United States, or the sharing with certain non-U.S. nationals, of information classified for national security purposes, as well as certain products and technical data relating to those products. If Disc expands its presence outside of the United States, it will require Disc to dedicate additional resources to comply with these laws, and these laws may preclude it from developing, manufacturing, or selling certain products and product candidates outside of the United States, which could limit its growth potential and increase its development costs.

The failure to comply with laws governing international business practices may result in substantial civil and criminal penalties and suspension or debarment from government contracting. The SEC also may suspend or bar issuers from trading securities on U.S. exchanges for violations of the FCPA’s accounting provisions.

Risks Relating to Employee Matters and Managing Growth

Disc’s future success depends on its ability to retain key executives and experienced scientists and to attract, retain, and motivate qualified personnel.

Disc is highly dependent on many of its key employees and members of its executive management team as well as the other principal members of its management, scientific and clinical teams. Although Disc has entered into employment letter agreements with certain of its executive officers, each of them may terminate their employment with Disc at any time. Disc does not maintain “key person” insurance for any of its executives or other employees. In addition, Disc relies on consultants and advisors, including scientific and clinical advisors, to assist it in formulating its research and development and commercialization strategy. Disc’s consultants and advisors may be employed by employers other than Disc and may have commitments under consulting or advisory contracts with other entities that may limit their availability to Disc. If Disc is unable to continue to attract and retain high quality personnel, its ability to pursue its growth strategy will be limited.

Recruiting and retaining qualified scientific, clinical, manufacturing and sales and marketing personnel will also be critical to Disc’s success. The loss of the services of Disc’s executive officers or other key employees, including temporary loss due to illness, could impede the achievement of its research, development and commercialization objectives and seriously harm its ability to successfully implement its business strategy. Furthermore, replacing executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals in Disc’s industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of and commercialize products. Competition to hire from this limited pool is intense, and Disc may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. Disc also experiences competition for the hiring of scientific and clinical personnel from universities and research institutions. Failure to succeed in clinical trials may make it more challenging to recruit and retain qualified scientific personnel.

In particular, Disc has experienced a very competitive hiring environment in the greater Boston area of Massachusetts, where it is headquartered. Many of the other pharmaceutical companies that Disc competes against for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than it does. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what Disc has to offer. If Disc is unable to continue to attract and retain high-quality personnel, the rate and success with which it can discover and develop product candidates and its business will be limited.

Disc may be unable to adequately protect its information systems from cyberattacks, which could result in the disclosure of confidential or proprietary information, including personal data, damage its reputation, and subject it to significant financial and legal exposure.

Disc relies on information technology systems that it or its third-party providers operate to process, transmit and store electronic information in its day-to-day operations. In connection with its product discovery efforts, Disc may collect and use a variety of personal data, such as names, mailing addresses, email addresses, phone numbers and clinical trial information. A successful cyberattack could result in the theft or destruction of intellectual property, data, or other misappropriation of assets, or otherwise compromise Disc’s confidential or proprietary information and disrupt its operations. Cyberattacks are increasing in their frequency, sophistication and intensity, and have become increasingly difficult to detect. Cyberattacks could include wrongful conduct by hostile foreign governments, industrial espionage, wire fraud and other forms of cyber fraud, the deployment of harmful malware, denial-of-service, social engineering fraud or other means to threaten data security, confidentiality, integrity and availability. A successful cyberattack could cause serious negative consequences for Disc, including, without limitation, the disruption of operations, the misappropriation of confidential business information, including financial information, trade secrets, financial loss and the disclosure of corporate strategic plans. Although Disc devotes resources to protect its information systems, it realizes that cyberattacks are a threat, and there can be no assurance that its efforts will prevent information security breaches that would result in business, legal, financial or reputational harm to it, or would have a material adverse effect on its results of operations and financial condition. Any failure to prevent or mitigate security breaches or improper access to, use of, or disclosure of Disc’s clinical data or patients’ personal data could result in significant liability under state (e.g., state breach notification laws), federal (e.g., HIPAA, as amended by HITECH), and international law (e.g., the GDPR) and may cause a material adverse impact to its reputation, affect its ability to conduct new studies and potentially disrupt its business.

Disc relies on its third-party providers to implement effective security measures and identify and correct for any such failures, deficiencies or breaches. Disc also relies on its employees and consultants to safeguard their security credentials and follow its policies and procedures regarding use and access of computers and other devices that may contain its sensitive information. If Disc or its third-party providers fail to maintain or protect its information technology systems and data integrity effectively or fail to anticipate, plan for or manage significant disruptions to its information technology systems, Disc or its third-party providers could have difficulty preventing, detecting and controlling such cyber-attacks and any such attacks could result in the losses described above as well as disputes with physicians, patients and its partners, regulatory sanctions or penalties, increases in operating expenses, expenses or lost revenue or other adverse consequences, any of which could have a material adverse effect on its business, results of operations, financial condition, prospects and cash flows. Any failure by such third parties to prevent or mitigate security breaches or improper access to or disclosure of such information could have similarly adverse consequences for Disc. If Disc is unable to prevent or mitigate the impact of such security or data privacy breaches, it could be exposed to litigation and governmental investigations, which could lead to a potential disruption to its business. By way of example, the California Consumer Privacy Act, or CCPA, which went into effect on January 1, 2020, creates individual privacy rights for California consumers and increases the privacy and security obligations of entities handling certain personal data. The CCPA provides for civil penalties of up to $7,500 per violation, as well as a private right of action for data breaches that is expected to increase data breach litigation. The CCPA may increase Disc’s compliance costs and potential liability, and many similar laws have been proposed at the federal level and in other states. Colorado and Virginia have also passed omnibus privacy legislation – Colorado Privacy Act and Virginia Consumer Data Protection Act respectively – that are set to take effect in 2023. By way of example regarding foreign laws and regulations with respect to data privacy and security, the GDPR went into effect in the EU in May 2018 and introduces strict requirements for processing the personal data of EU data subjects. Companies that must comply with the GDPR face increased compliance obligations and risk, including more robust regulatory enforcement of data protection requirements and potential fines for noncompliance of up to €20 million or 4% of the annual global revenue of the noncompliant company, whichever is greater.

If Disc or third-party CDMOs, CROs or other contractors or consultants fail to comply with U.S. and international data protection laws and regulations, it could result in government enforcement actions (which could include civil or criminal penalties), private litigation, and/or adverse publicity and could negatively affect Disc’s operating results and business. Moreover, clinical trial subjects about whom Disc or its potential collaborators obtain information, as well as the providers who share this information with it, may contractually limit its ability to use and disclose the information. Claims that Disc has violated individuals’ privacy rights, failed to comply with data protection laws, or breached its contractual obligations, even if it is not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm its business.

Disc expects to expand its development and regulatory capabilities and potentially implement sales, marketing and distribution capabilities, and as a result, it may encounter difficulties in managing its growth, which could disrupt its operations.

As of August 9, 2022, Disc had 37 full-time employees and one part-time employee. Disc expects to experience significant growth in the number of its employees and the scope of its operations, particularly as it functions as a public company and in the areas of product development, regulatory affairs and, if any of its product candidates receives regulatory approval, sales, marketing and distribution. To manage Disc’s anticipated future growth, it must continue to implement and improve its managerial, operational and financial systems, expand its facilities and continue to recruit and train additional qualified personnel. Due to Disc’s limited financial resources, it may not be able to effectively manage the expansion of its operations or recruit and train additional qualified personnel. The expansion of Disc’s operations may lead to significant costs and may divert its management and business development resources. Any inability to manage growth could delay the execution of Disc’s business plans or disrupt its operations.

Disc may acquire additional businesses or products, form strategic alliances or create joint ventures with third parties that it believe will complement or augment its existing business. If Disc acquires businesses with promising markets or technologies, it may not be able to realize the benefit of acquiring such businesses if it is unable to successfully integrate them with its existing operations and company culture. Disc may encounter numerous difficulties in developing, manufacturing and marketing any new products resulting from a strategic alliance or acquisition that delay or prevent it from realizing their expected benefits or enhancing its business. Disc cannot assure you that, following any such acquisition, it will achieve the expected synergies to justify the transaction.

General Risks

Changes in tax law may adversely affect Disc or its investors.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service, or IRS, and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect Disc or holders of Disc’s common stock. In recent years, many such changes have been made and changes are likely to continue to occur in the future. It cannot be predicted whether, when, in what form or with what effective dates tax laws, regulations and rulings may be enacted, promulgated or issued, which could result in an increase in Disc’s or its stockholders’ tax liability or require changes in the manner in which Disc operates in order to minimize or mitigate any adverse effects of changes in tax law. Prospective investors should consult their tax advisors regarding the potential consequences of changes in tax law on Disc’s business and on the ownership and disposition of Disc’s common stock.

Disc’s future taxable income may be subject to certain limitations.

As of December 31, 2021, Disc had federal and state net operating loss carryforwards of $55.5 million and $54.9 million, respectively, which begin to expire in various amounts in 2037. As of December 31, 2021, Disc also had federal and state research and development tax credit carryforwards of $1.1 million and $0.7 million, respectively, which begin to expire in 2032. These net operating loss and tax credit carryforwards could expire unused and be unavailable to offset future income tax liabilities. Under current law, unused U.S. federal and certain state net operating losses generated for tax years beginning after December 31, 2017 are not subject to expiration and may be carried forward indefinitely. Such U.S. federal net operating losses generally may not be carried back to prior taxable years, except that, net operating losses generated in 2018, 2019 and 2020 may be carried back to each of the five tax years preceding the tax years of such losses. For taxable years beginning after December 31, 2020, the deductibility of U.S. federal net operating losses generated for tax years beginning after December 31, 2017 is limited to 80% of Disc’s taxable income in any future taxable year. In addition, in general, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses or tax credits, or NOLs or credits, to offset future taxable income or taxes. For these purposes, an ownership change generally occurs when one or more stockholders or groups of stockholders who each owns at least 5% of a corporation’s stock increase their aggregate stock ownership by more than 50 percentage points over their lowest ownership percentage within a specified testing period. Disc’s existing NOLs or credits may be subject to limitations arising from previous ownership changes, and if Disc undergoes an ownership change in connection with or after the merger, Disc’s ability to utilize NOLs or credits could be further limited by Sections 382 and 383 of the Code. In addition, future changes in Disc’s stock ownership, many of which are outside of its control, could result in an ownership change under Sections 382 and 383 of the Code. Disc’s NOLs or credits may also be impaired under state law. Accordingly, Disc may not be able to utilize a material portion of its NOLs or credits.

Disc is subject to certain U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations. Disc can face serious consequences for violations.

Among other matters, U.S. and foreign anti-corruption, anti-money laundering, export control, sanctions, and other trade laws and regulations, which are collectively referred to as Trade Laws, prohibit companies and their employees, agents, CROs, legal counsel, accountants, consultants, contractors, and other partners from authorizing, promising, offering, providing, soliciting, or receiving directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. Violations of Trade Laws can result in substantial criminal fines and civil penalties, imprisonment, the loss of trade privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences. Disc has direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities, and other organizations. Disc also expects its non-U.S. activities to increase in time. Disc currently engages, and expects to continue to engage, third parties for clinical trials and/or to obtain necessary permits, licenses, patent registrations, and other regulatory approvals and Disc can be held liable for the corrupt or other illegal activities of its personnel, agents, or partners, even if Disc does not explicitly authorize or have prior knowledge of such activities.

Unfavorable global economic conditions could adversely affect Disc’s business, financial condition or results of operations.

Disc’s results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. For example, in 2008, the global financial crisis caused extreme volatility and disruptions in the capital and credit markets and the current COVID-19 pandemic has caused significant volatility and uncertainty in U.S. and international markets. See “Risks Related to the Discovery and Development of Disc’s Product Candidates—The ongoing COVID-19 pandemic, or a similar pandemic, epidemic, or outbreak of an infectious disease may materially and adversely affect Disc’s business and financial results and could cause a disruption to the development of Disc’s product candidates.” Interest rates in the U.S. have recently increased to levels not seen in decades. In addition, the impact of geopolitical tension, such as a deterioration in the bilateral relationship between the United States and China or an escalation in conflict between Russia and Ukraine, including any resulting sanctions, export controls or other restrictive actions, also could lead to disruption, instability and volatility in the global markets. A severe or prolonged economic downturn could result in a variety of risks to Disc’s business, including, weakened demand for Disc’s product candidates and Disc’s ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also strain Disc’s suppliers, possibly resulting in supply disruption, or cause Disc’s customers to delay making payments for Disc’s products. Any of the foregoing could harm Disc’s business and Disc cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact Disc’s business.

Disc’s employees, principal investigators, CROs and consultants may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements or insider trading.

Disc is exposed to the risk that its employees, principal investigators, CROs and consultants may engage in fraudulent conduct or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to Disc that violate the regulations of the FDA and other regulatory authorities, including those laws requiring the reporting of true, complete and accurate information to such authorities; healthcare fraud and abuse laws and regulations in the United States and abroad; or laws that require the reporting of financial information or data accurately. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Other activities subject to these laws include the improper use of information obtained in the course of clinical trials or creating fraudulent data in Disc’s preclinical studies or clinical trials, which could result in regulatory sanctions and cause serious harm to Disc’s reputation. Disc intends to adopt a code of conduct applicable to all of its employees, but it is not always possible to identify and deter misconduct by employees and other third parties, and the precautions Disc takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting Disc from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. Additionally, Disc is subject to the risk that a person could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against Disc, and Disc is not successful in defending itself or asserting its rights, those actions could have a significant impact on Disc’s business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of Disc’s operations, any of which could adversely affect Disc’s ability to operate its business and its results of operations.

Risks Related to Disc’s Operations Following the Merger

The market price of Disc’s common stock may be volatile, and the market price of the common stock may drop following the merger.

The market price of Disc’s common stock following the merger could be subject to significant fluctuations. Some of the factors that may cause the market price of Disc’s common stock to fluctuate include:

•	results of clinical trials and preclinical studies of Disc’s product candidates, or those of Disc’s competitors or Disc’s existing or future collaborators;

•	failure to meet or exceed financial and development projections Disc may provide to the public;

•	failure to meet or exceed the financial and development projections of the investment community;

•	if Disc does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts;

•	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by Disc or its competitors;

•	actions taken by regulatory agencies with respect to Disc’s product candidates, clinical studies, manufacturing process or sales and marketing terms;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters, and Disc’s ability to obtain patent protection for its technologies;

•	additions or departures of key personnel;

•	significant lawsuits, including patent or stockholder litigation;

•	if securities or industry analysts do not publish research or reports about Disc’s business, or if they issue adverse or misleading opinions regarding its business and stock;

•	changes in the market valuations of similar companies;

•	general market or macroeconomic conditions or market conditions in the pharmaceutical and biotechnology sectors;

•	sales of securities by Disc or its securityholders in the future;

•	if Disc fails to raise an adequate amount of capital to fund its operations and continued development of its product candidates;

•	trading volume of Disc’s common stock;

•	announcements by competitors of new commercial products, clinical progress or lack thereof, significant contracts, commercial relationships or capital commitments;

•	adverse publicity relating to precision medicine product candidates, including with respect to other products in such markets;

•	the introduction of technological innovations or new therapies that compete with the products and services of Disc; and

•	period-to-period fluctuations in Disc’s financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of Disc’s common stock. In addition, a recession, depression or other sustained adverse market event resulting from the spread of COVID-19 or otherwise could materially and adversely affect Disc’s business and the value of its common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies. Furthermore, market volatility may lead to increased shareholder activism if Disc experiences a market valuation that activists believe is not reflective of its intrinsic value. Activist campaigns that contest or conflict with Disc’s strategic direction or seek changes in the composition of its board of directors could have an adverse effect on its operating results and financial condition.

Following the merger, Disc may be unable to integrate successfully the businesses of Gemini and Disc and realize the anticipated benefits of the merger.

The merger involves the combination of two companies which currently operate as independent companies. Following the merger, Disc will be required to devote significant management attention and resources to integrating its business practices and operations. Disc may fail to realize some or all of the anticipated benefits of the merger, including the benefits anticipated in the Financial Forecasts described under “The Merger—Certain Unaudited Financial Projections,” if the integration process takes longer than expected or is more costly than expected. Potential difficulties Disc may encounter in the integration process include the following:

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the inability to successfully combine the businesses of Gemini and Disc in a manner that permits Disc to achieve the anticipated benefits from the merger, which would result in the anticipated benefits of the merger not being realized partly or wholly in the time frame currently anticipated or at all;

•	creation of uniform standards, controls, procedures, policies and information systems; and

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the merger.

In addition, Gemini and Disc have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process also could result in the diversion of each company’s management’s attention, the disruption or interruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect Disc’s ability to maintain its business relationships or the ability to achieve the anticipated benefits of the merger, or could otherwise adversely affect the business and financial results of Disc.

If the assets subject to the CVR Agreement are not disposed of in a timely manner, Disc may have to incur time and resources to wind down or dispose of such assets.

In connection with the merger, Gemini declared a dividend to each person who as of immediately prior to the effective time was a stockholder of record of Gemini or had the right to receive Gemini’s common stock of the right to receive one non-transferable CVR for each then outstanding share of Gemini common stock, each representing the non-transferable contractual right to receive certain contingent payments from Gemini upon the occurrence of certain events within agreed time periods. Pursuant to the terms of the CVR Agreement, if Disc is unable to sell the assets subject to the CVR Agreement prior to the twelve-month anniversary of the closing date, Disc will be responsible for any wind-down costs associated with the termination of such assets within the parameters contained in the CVR Agreement. Further, pursuant to the terms of the CVR Agreement, the holders of Gemini common stock prior to the closing, rather than the holders of Disc’s common stock, are the primary recipients of any net proceeds of the disposition of the assets subject to the CVR Agreement. Absent such CVR Agreement, Disc may have allocated such funds, time and resources to its core programs and the foregoing could be a distraction to Disc’s management and employees. As a result, Disc’s operations and financial condition may be adversely affected.

Disc will incur additional costs and increased demands upon management as a result of complying with the laws and regulations affecting public companies.

Disc will incur significant legal, accounting and other expenses as a public company that Disc did not incur as a private company, including costs associated with public company reporting obligations under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Disc’s management team will consist of the executive officers of Disc prior to the merger, some of whom have not previously managed and operated a public company. These executive officers and other personnel will need to devote substantial time to gaining expertise related to public company reporting requirements and compliance with applicable laws and regulations to ensure that Disc complies with all of these requirements. Any changes Disc makes to comply with these obligations may not be sufficient to allow it to satisfy its obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for Disc to attract and retain qualified persons to serve on the board of directors or on board committees or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

Once Disc is no longer an emerging growth company, a smaller reporting company or otherwise no longer qualifies for applicable exemptions, Disc will be subject to additional laws and regulations affecting public companies that will increase Disc’s costs and the demands on management and could harm Disc’s operating results.

Disc is subject to the reporting requirements of the Exchange Act, which requires, among other things, that Disc file with the SEC, annual, quarterly and current reports with respect to Disc’s business and financial condition as well as other disclosure and corporate governance requirements. However, as an emerging growth company Disc may take advantage of exemptions from various requirements such as an exemption from the requirement to have Disc’s independent auditors attest to Disc’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 as well as an exemption from the “say on pay” voting requirements pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. After Disc no longer qualifies as an emerging growth company, Disc may still qualify as a “smaller reporting company” which may allow Disc to take advantage of some of the same exemptions from disclosure requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in Disc’s periodic reports and proxy statements. Even after Disc no longer qualifies as an emerging growth company, it expects to still qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, in at least the near term, which will allow Disc to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in Disc’s periodic reports and proxy statements. Once Disc is no longer an emerging growth company, a smaller reporting company or otherwise qualifies for these exemptions, Disc will be required to comply with these additional legal and regulatory requirements applicable to public companies and will incur significant legal, accounting and other expenses to do so. If Disc is not able to comply with the requirements in a timely manner or at all, Disc’s financial condition or the market price of Disc’s common stock may be harmed. For example, if Disc or its independent auditor identifies deficiencies in Disc’s internal control over financial reporting that are deemed to be material weaknesses Disc could face additional costs to remedy those deficiencies, the market price of Disc’s stock could decline or Disc could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

The unaudited pro forma condensed combined financial data for Gemini and Disc included in this Current Report on Form 8-K are preliminary, and Disc’s actual financial position and operations after the merger may differ materially from the unaudited pro forma financial data included in this Current Report on Form 8-K.

The unaudited pro forma financial data for Gemini and Disc included in this Current Report on Form 8-K are presented for illustrative purposes only and is not necessarily indicative of Disc’s actual financial condition or results of operations of future periods, or the financial condition or results of operations that would have been realized had the entities been combined during the periods presented. Disc’s actual results and financial position after the merger may differ materially and adversely from the unaudited pro forma financial data included in this Current Report on Form 8-K. The exchange ratio reflected in this Current Report on Form 8-K was preliminary. The final exchange ratio could differ materially from the preliminary exchange ratio used to prepare the pro forma adjustments. For more information see the Unaudited Pro Forma Condensed Combined Financial Information filed with this Current Report on Form 8-K.

Provisions in Disc’s charter documents and under Delaware law could make an acquisition of Disc more difficult and may discourage any takeover attempts the company stockholders may consider favorable, and may lead to entrenchment of management.

Provisions of Disc’s amended and restated certificate of incorporation and amended and restated bylaws could delay or prevent changes in control or changes in management without the consent of the board of directors. These provisions will include the following:

•	a board of directors divided into three classes serving staggered three-year terms, such that not all members of the board will be elected at one time;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	a prohibition on stockholder action by written consent, which means that all stockholder action must be taken at an annual or special meeting of the stockholders;

•	a requirement that special meetings of stockholders be called only by the chairman of the board of directors, the Chief Executive Officer or by a majority of the total number of authorized directors;

•	advance notice requirements for stockholder proposals and nominations for election to the board of directors;

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a requirement that no member of the board of directors may be removed from office by stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two-thirds of all outstanding shares of voting stock then entitled to vote in the election of directors;

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a requirement of approval of not less than two-thirds of all outstanding shares of voting stock to amend any bylaws by stockholder action or to amend specific provisions of the certificate of incorporation; and

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the authority of the board of directors to issue preferred stock on terms determined by the board of directors without stockholder approval and which preferred stock may include rights superior to the rights of the holders of common stock.

In addition, these provisions would apply even if Disc were to receive an offer that some stockholders may consider beneficial.

Disc will also be subject to the anti-takeover provisions contained in Section 203 of the DGCL, or Section 203. Under Section 203, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other exceptions, the board of directors has approved the transaction.

The certificate of incorporation and bylaws of Disc provide that the Court of Chancery of the State of Delaware is the exclusive forum for substantially all disputes between Disc and its stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with Disc or its directors, officers or other employees.

The certificate of incorporation and bylaws of Disc provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on Disc’s behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against it arising pursuant to any provisions of the DGCL, its certificate of incorporation or its bylaws, or any action asserting a claim against it that is governed by the internal affairs doctrine. The exclusive forum provision does not apply to actions arising under the Exchange Act. The amended and restated bylaws also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. The provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Disc or its directors, officers or other employees, which may discourage such lawsuits against Disc and its directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in the certificate of incorporation and bylaws to be inapplicable or unenforceable in an action, Disc may incur additional costs associated with resolving such action in other jurisdictions, which could materially and adversely affect its business, financial condition and results of operations.

Disc does not anticipate that it will pay any cash dividends in the foreseeable future.

The current expectation is that Disc will retain its future earnings, if any, to fund the growth of Disc’s business as opposed to paying dividends. As a result, capital appreciation, if any, of the common stock of Disc will be your sole source of gain, if any, for the foreseeable future.

An active trading market for Disc’s common stock may not develop and its stockholders may not be able to resell their shares of common stock for a profit, if at all.

Prior to the merger, there had been no public market for shares of Disc capital stock. An active trading market for Disc’s shares of common stock may never develop or be sustained. If an active market for Disc’s common stock does not develop or is not sustained, it may be difficult for its stockholders to sell their shares at an attractive price or at all.

Future sales of shares by existing stockholders could cause Disc’s stock price to decline.

If existing securityholders of Disc sell, or indicate an intention to sell, substantial amounts of Disc’s common stock in the public market after legal restrictions on resale discussed in Disc’s periodic and current reports lapse, the trading price of the common stock of Disc could decline. Based on shares outstanding as of September 30, 2022, after giving effect to the exchange ratio of 0.1096 which has been adjusted to reflect the anticipated Gemini 1:10 reverse stock split, the shares to be issued in the Disc pre-closing financing and shares expected to be issued upon completion of the merger Disc is expected to have outstanding a total of approximately 16,923,285 shares of common stock immediately following the completion of the merger. Of the shares of common stock, approximately 11,132,590 shares will be available for sale in the public market beginning 180 days after the closing of the merger as a result of the expiration of lock-up agreements between Gemini and Disc on the one hand and certain securityholders of Gemini and Disc on the other hand. All other outstanding shares of common stock, other than shares held by affiliates of Disc and shares of Gemini common stock issued in exchange for shares of Disc common stock issued in the pre-closing financing, will be freely tradable, without restriction, in the public market. In addition, shares of common stock that are subject to outstanding options of Disc will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements and Rules 144 and 701 under the Securities Act. If these shares are sold, the trading price of Disc’s common stock could decline.

Disc’s executive officers, directors and principal stockholders may have the ability to control or significantly influence all matters submitted to Disc’s stockholders for approval.

Disc’s executive officers, directors and principal stockholders, in the aggregate, beneficially own approximately 77% of Disc’s outstanding shares of common stock. As a result, if these stockholders were to choose to act together, they would be able to control or significantly influence all matters submitted to Disc’s stockholders for approval, as well as Disc’s management and affairs. For example, these persons, if they choose to act together, would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of Disc’s assets. This concentration of voting power could delay or prevent an acquisition of Disc on terms that other stockholders may desire.

If equity research analysts do not publish research or reports, or publish unfavorable research or reports, about Disc, its business or its market, its stock price and trading volume could decline.

The trading market for Disc’s common stock will be influenced by the research and reports that equity research analysts publish about it and its business. Equity research analysts may elect not to provide research coverage of Disc’s common stock after the completion of the merger, and such lack of research coverage may adversely affect the market price of its common stock. In the event it does have equity research analyst coverage, Disc will not have any control over the analysts or the content and opinions included in their reports. The price of Disc’s common stock could decline if one or more equity research analysts downgrade its stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage of Disc or fails to publish reports on it regularly, demand for its common stock could decrease, which in turn could cause its stock price or trading volume to decline.

Disc has broad discretion in the use of the cash and cash equivalents of Disc and the proceeds from the Disc pre-closing financing and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Disc has broad discretion over the use of the cash and cash equivalents of Disc and the proceeds from the Disc pre-closing financing. You may not agree with Disc’s decisions, and its use of the proceeds may not yield any return on your investment. Disc’s failure to apply these resources effectively could compromise its ability to pursue its growth strategy and Disc might not be able to yield a significant return, if any, on its investment of these net proceeds. You do not have the opportunity to influence its decisions on how to use Disc’s cash resources.